UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GARTNER, INC.

(Name of Registrant as Specified in Its Charter)

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April 11, 2017

Dear Stockholder:

On behalf of the Board of Directors and Management of Gartner, Inc., I invite you to attend our 2017 Annual Meeting of Stockholders to be held on Thursday, June 1, 2017, at 10 a.m. local time, at our corporate headquarters at 56 Top Gallant Road, Stamford, Connecticut.

Details of the business to be conducted at the meeting are given in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow this letter. The 2016 Annual Report to Stockholders is also included with these materials.

We have mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2017 Proxy Statement and our 2016 Annual Report to Stockholders, and how to vote online on the five management Proposals put before you this year. The Notice also includes instructions on how to request a paper or email copy of the proxy materials, including the Notice of Annual Meeting, Proxy Statement and Annual Report, and proxy card or voting instruction card. Stockholders who previously either requested paper copies of the proxy materials or elected to receive the proxy materials electronically did not receive a Notice, and will receive the proxy materials in the format requested.

In addition, by following the e-consent instructions in the proxy card, stockholders may go paperless in future solicitations and request proxy materials electronically by email on an ongoing basis.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to review the proxy materials and vote your shares, regardless of the number of shares you hold, as soon as possible. You may vote by proxy over the internet or by telephone using the instructions provided in the Notice. Alternatively, if you received paper copies of the proxy materials by mail, you can also vote by following the instructions on the proxy card or voting instruction card. Instructions regarding the three methods of voting are contained in the Notice, proxy card or voting instruction card.

If you have any questions about the meeting, please contact our Investor Relations Department at (203) 316-6537.

Sincerely,

Eugene A. Hall

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 1, 2017

Time:	10:00 a.m. local time

Location:	56 Top Gallant Road
Stamford, Connecticut 06902

Matters To Be Voted On:	(1)	Election of ten members of our Board of Directors;
	(2)	Advisory approval of the Company’s executive compensation;
	(3)	Advisory vote on the frequency of future stockholder advisory votes on the Company’s executive compensation
	(4)	Approval of the Amended and Restated Executive Performance Bonus Plan
	(5)	Ratification of the appointment of KPMG LLP as our independent auditor for 2017.

Record Date:	April 3, 2017 – You are eligible to vote if you were a stockholder of record on this date.

By Order of the Board of Directors,

Daniel S. Peale

Corporate Secretary

Stamford, Connecticut

April 11, 2017

56 Top Gallant Road

Stamford, Connecticut 06902

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on June 1, 2017

GENERAL INFORMATION

The Annual Meeting and Proposals

The 2017 Annual Meeting of Stockholders of Gartner, Inc. will be held on Thursday, June 1, 2017, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described in greater detail below. This Proxy Statement and form of proxy, together with our 2016 Annual Report to Stockholders, are being furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and any adjournment of the meeting, and are first being made available to our stockholders on or around April 11, 2017. We will refer to your company in this Proxy Statement as “we”, “us”, the “Company” or “Gartner.” The five proposals to be considered and acted upon at the Annual Meeting, which are described in more detail in this Proxy Statement, are:

•	Election of ten (10) nominees to our Board of Directors;
•	Advisory approval of the Company’s executive compensation;
•	Advisory vote on the frequency of future stockholder advisory votes on the Company’s executive compensation
•	Approval of the Amended and Restated Employee Performance Bonus Plan
•	Ratification of the appointment of KPMG LLP as our independent auditor for the 2017 fiscal year.

Management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement for action at the 2017 Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons designated by the Company as proxies may vote the shares of Common Stock they represent in their discretion.

Information Concerning Proxy Materials and the Voting of Proxies

Why is it Important to Vote:

Voting your shares is important to ensure that you have a say in the governance of the Company. Additionally, repeated failure to vote may subject your shares to risk of escheatment. For more information on escheatment laws, please visit www.investor.gartner.com. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the future of Gartner.

Why Did You Receive a Notice Regarding Availability of Proxy Materials?

Securities and Exchange Commission (SEC) rules allow companies to furnish proxy materials to their stockholders via the Internet. This “e-proxy” process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs and reducing the environmental impact of our annual meeting. Accordingly, on April 11, 2017, we mailed to our stockholders (other than those who previously have requested printed proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access our proxy materials for the Annual Meeting on a website, how to request a printed copy of the proxy materials and how to vote your shares. We will mail printed copies of our proxy materials to those stockholders who have already elected to receive printed proxy materials.

If Your Shares Are Held in “Street Name,” How Are Your Shares Voted?

If you are the beneficial owner of shares (meaning that your shares are held in the name of a bank, brokerage or other nominee; i.e., “street name” accounts), you may receive a Notice of Internet Availability of Proxy Materials from that firm containing instructions you must follow in order for your shares to be voted. Additionally, under applicable New York Stock Exchange (NYSE) rules

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relating to the discretionary voting of proxies, banks, brokers and other nominees are not permitted to vote shares with respect to the election of directors, say on pay and the other proposals presented this year without instructions from the beneficial owner, except they are able to vote without instructions on the ratification of the appointment of an independent auditor.  Therefore, beneficial holders are advised that, if they do not timely provide instructions to their bank, broker or other nominee, their shares will not be voted in connection with Proposals One, Two, Three and Four, but may be voted in connection with Proposal Five. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

If You Are the Holder of Record of Your Shares, How Are Your Shares Voted?

If you are the holder of record of your shares, you will either receive a Notice or printed proxy materials if you have already elected to receive printed materials. The Notice will contain instructions you must follow to vote your shares. If you received proxy materials in paper form, the materials include a proxy card instructing the holder of record how to vote the Shares.

How Can You Get Electronic Access to Proxy Materials?

The Notice provides instructions regarding how to view our proxy materials for the Annual Meeting online. Additionally, materials are available on www.proxyvote.com and have available your 12-digit Control number(s) located on your Notice.

How Can You Request Paper or Email Copies of Proxy Materials?

If you received a Notice by mail, you will not receive a printed copy of the proxy materials. If you want to receive paper or email copies of the proxy materials, you must request them. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before May 18, 2017. To request paper or e-mail copies, stockholders can go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. Please note that if you request materials by email, send a blank email with your 12-digit Control number(s) (located on your Notice) in the subject line.

How Can You Sign Up to Receive Future Proxy Materials Electronically?

You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail printed materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions below under How Can You Vote to vote using the Internet and vote your shares. After submitting your vote, follow the prompts to sign up for electronic delivery.

Who Can Vote at the Annual Meeting?

Only stockholders of record at the close of business on April 3, 2017 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 83,018,719 shares of our common stock, par value $.0005 per share (“Common Stock”) outstanding and eligible to be voted. This amount does not include treasury shares which are not voted.

How Can You Vote?

You may vote using one of the following methods:

➢ Internet	You may vote on the Internet up until 11:59 PM Eastern Time on May 31, 2017 by going to the website for Internet voting on the Notice or your proxy card (www.proxyvote.com) and following the instructions on your screen. Have your Notice or proxy card available when you access the web page. If you vote by the Internet, you should not return your proxy card.
➢ Telephone	You may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day and up until 11:59 PM Eastern Time on May 31, 2017, and following prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card.
➢ Mail	If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, N.Y. 11717.
➢ In Person	You may vote your shares in person by attending the Annual Meeting and submitting your proxy at the meeting.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted for each proposal as our Board recommends.

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How to Revoke Your Proxy or Change Your Vote

A later vote by any means will cancel an earlier vote. You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by giving written notice of revocation to: Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212; or submitting another timely proxy by the Internet, telephone or mail; or attending the Annual Meeting to vote in person. If your shares are held in the name of a bank, broker or other holder of record, to vote at the Annual Meeting you must obtain a proxy executed in your favor from your bank, broker or other holder of record and bring it to the Annual Meeting in order to vote. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.

How Many Votes You Have

Each stockholder has one vote for each share of our Common Stock owned on the Record Date for all matters being voted on.

Quorum

A quorum is constituted by the presence, in person or by proxy, of holders of our Common Stock representing a majority of the number of shares of Common Stock entitled to vote. Abstentions and broker non-votes (described above) will be considered present to determine a quorum.

Votes Required

Proposal One: Each nominee must receive more “FOR” votes than “AGAINST” votes to be elected. Any nominee who fails to achieve this threshold must tender his or her resignation from the Board pursuant to the Company’s majority vote standard.

Proposals Two, Four and Five: The affirmative “FOR” vote of a majority of the votes cast is required to approve Proposal Two - the advisory (non-binding) approval of the Company’s executive compensation; Proposal Four – approval of the Amended and Restated Executive Performance Bonus Plan; and Proposal Five - the ratification of the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2017.

Proposal Three: With respect to Proposal Three - the advisory (non-binding) vote on the frequency of future stockholder advisory votes on executive compensation, the alternative receiving the greatest number of votes, or a plurality of the votes – every year, every two years or every three years – will be the frequency that stockholders approve.

If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote on those matters for you. If for any reason any of the nominees is not available as a candidate for director at the Annual Meeting, the persons named as proxies will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors. As of the date of this Proxy Statement, we were unaware of any other matter to be raised at the Annual Meeting.

What Are the Recommendations of the Board?

The Board of Directors recommends that you vote:

✓ FOR	election of the ten nominees to our Board of Directors
✓ FOR	approval of the Company’s executive compensation
✓ FOR	every year for the frequency of future stockholder advisory votes on the Company’s executive compensation
✓ FOR	approval of the Amended and Restated Executive Performance Bonus Plan
✓ FOR	ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2017

Who Is Distributing Proxy Materials and Bearing the Cost of the Solicitation?

This solicitation of proxies is being made by the Board of Directors and we will bear the entire cost of this solicitation, including costs associated with mailing the Notice and related internet access to proxy materials, the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation material that we may provide to stockholders. Gartner will request brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others to solicit proxies from these persons and will pay the costs associated with such activities. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic mail and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services. We have also retained Georgeson Inc. to assist with the solicitation of proxies at an anticipated cost of $6,500 which will be paid by the Company.

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Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will also be available on our investor relations website – www.investor.gartner.com.

Who Can Answer Your Questions?

If you have questions about this Proxy Statement or the Annual Meeting, please call our Investor Relations Department at (203) 316-6537.

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THE BOARD OF DIRECTORS

General Information about our Board of Directors

Our Board currently has ten directors who serve for annual terms. Our CEO, Eugene A. Hall, has an employment agreement with the Company that obligates the Company to include him on the slate of nominees to be elected to our Board during the term of the agreement. See Executive Compensation – Employment Agreements with Executive Officers below. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected. None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption.

Each member of our Board has been nominated for re-election at the 2017 Annual Meeting. See Proposal One – Election of Directors on page 14. Set forth below are the name, age, principal occupation for the last five years, public company board experience, selected additional biographical information and period of service as a director of the Company of each director, as well as a summary of each director’s experience, qualifications and background which, among other factors, support their respective qualifications to continue to serve on our Board.

Michael J. Bingle, 44, director since 2004

Mr. Bingle is a Managing Partner and Managing Director of Silver Lake, a private equity firm that he joined in January 2000. Prior thereto, he was a principal with Apollo Management, L.P., a private equity firm, and an investment banker at Goldman, Sachs & Co. He is a former director of TD Ameritrade Holding and Virtu Financial Inc.

Mr. Bingle’s investing, investment banking and capital markets expertise, coupled with his extensive working knowledge of Gartner (a former Silver Lake portfolio company), its financial model and core financial strategies, provide valuable perspective and guidance to our Board and Compensation and Governance Committees.

Peter E. Bisson, 59, director since August 2016

Mr. Bisson recently retired from McKinsey & Company where he last served as Director and Global Leader of the High Tech Practice. Mr. Bisson held a number of other leadership positions at McKinsey & Company, including chair of its knowledge committee, which guides the firm’s knowledge investment and communication strategies, member of the firm’s shareholders committee, and leader of the firm’s strategy and telecommunications practices. In more than 30 years at McKinsey & Company, Mr. Bisson advised a variety of multinational public companies in the technology-based products and services industry. Mr. Bisson is also a director of ADP.

Mr. Bisson’s experience includes advising clients on corporate strategy and M&A, design and execution of performance improvement programs and marketing and technology development, which qualifies him to serve as a director.

Richard J. Bressler, 59, director since 2006

Mr. Bressler is President and Chief Financial Officer of iHeartMedia, Inc., and Chief Financial Officer of Clear Channel Outdoor Holdings, Inc. Prior to joining iHeartMedia, he served as Managing Director of Thomas H. Lee Partners, L.P., a Boston-based private equity firm, from 2006 to July 2013. He joined Thomas H. Lee Partners from his role as Senior Executive Vice President and Chief Financial Officer of Viacom Inc., where he managed all strategic, financial, business development and technology functions. Mr. Bressler has also served in various capacities with Time Warner Inc., including Chairman and Chief Executive Officer of Time Warner Digital Media and Executive Vice President and Chief Financial Officer of Time Warner Inc. Prior to joining Time Inc., he was a partner with the accounting firm of Ernst & Young. Mr. Bressler is currently a Director of iHeartMedia, Inc., and a former director of The Nielsen Company B.V. and Warner Music Group Corp.

Mr. Bressler qualifies as an audit committee financial expert, and his extensive financial and operational roles at large U.S. public companies bring a wealth of management, financial, accounting and professional expertise to our Board and Audit Committee.

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Raul E. Cesan, 69, director since 2012

Mr. Cesan has been the Founder and Managing Partner of Commercial Worldwide LLC, an investment firm. Prior thereto, he spent 25 years at Schering – Plough Corporation, serving in various capacities of substantial responsibility: the President and Chief Operating Officer (from 1998 to 2001); Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 – 1998); President of Schering Laboratories, U.S. Pharmaceutical Operations (from 1992 to 1994); and President of Schering – Plough International (from 1988 to 1992). Mr. Cesan is also a director of The New York Times Company.

Mr. Cesan’s extensive operational and international experiences provide valuable guidance to our Board and Compensation Committee.

Karen E. Dykstra, 58, director since 2007

Ms. Dykstra served as Chief Financial and Administrative Officer from November 2013 to July 2015, and as Chief Financial Officer from September 2012 to November 2013, of AOL, Inc. From January 2007 until December 2010, Ms. Dykstra was a Partner of Plainfield Asset Management LLC (“Plainfield”), and she served as Chief Operating Officer and Chief Financial Officer of Plainfield Direct LLC, Plainfield’s business development company, from May 2006 to 2010, and as a director from 2007 to 2010. Prior thereto, she spent over 25 years with Automatic Data Processing, Inc., serving most recently as Chief Financial Officer from January 2003 to May 2006, and prior thereto as Vice President – Finance, Corporate Controller and in other capacities. Ms. Dykstra is a director of VMware, Inc. and Boston Properties, Inc., and a former director of Crane Co. and AOL, Inc.

Ms. Dykstra qualifies as an audit committee financial expert, and her extensive management, financial, accounting and oversight experience provide important expertise to our Board and Audit Committee.

Anne Sutherland Fuchs, 69, director since July 1999

Ms. Fuchs served as Group President, Growth Brands Division, Digital Ventures, a division of J.C. Penney Company, Inc., from November 2010 until April 2012. She also served as Chair of the Commission on Women’s Issues for New York City during the Bloomberg Administration, a position she held from 2002 through 2013. Previously, Ms. Fuchs served as a consultant to companies on branding and digital initiatives, and as a senior executive with operational responsibility at LVMH Moët Hennessy Louis Vuitton, Phillips de Pury & Luxembourg and several publishing companies, including Hearst Corporation, Conde Nast, Hachette and CBS.  Ms. Fuchs is also a director of Pitney Bowes Inc.

Ms. Fuchs’ executive management, content and branding skills plus operations expertise, her knowledge of government operations and government partnerships with the private sector, and her keen interest and knowledge of diversity, governance and executive compensation matters provide important perspective to our Board and its Governance and Compensation Committees.

William O. Grabe, 78, director since 1993

Mr. Grabe is an Advisory Director of General Atlantic LLC, a global private equity firm. Prior to joining General Atlantic in 1992, Mr. Grabe was a Vice President and Corporate Officer of IBM Corporation. Mr. Grabe is presently a director of Covisint Corporation, QTS Realty Trust, Inc. and Lenovo Group Limited. He is a former director of Infotech Enterprises Limited, Compuware Corporation and iGate Computer Systems Limited (f/k/a Patni Computer Systems Ltd.).

Mr. Grabe’s extensive senior executive experience, his knowledge of business operations and his vast knowledge of the global information technology industry have made him a valued member of the Board and Governance Committee.

Eugene A. Hall, 60, director since 2004

Mr. Hall is the Chief Executive Officer of Gartner. Prior to joining Gartner in 2004, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and service company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director.

As Gartner’s CEO, Mr. Hall is responsible for developing and executing on the Company’s operating plan and business strategies in consultation with the Board of Directors and for driving Gartner’s business and financial performance, and is the sole management representative on the Board.

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Stephen G. Pagliuca, 62, director since 1990

Mr. Pagliuca is a Managing Director of Bain Capital Partners, LLC and is also a Managing Partner and an owner of the Boston Celtics basketball franchise. Mr. Pagliuca joined Bain & Company in 1982, and founded the Information Partners private equity fund for Bain Capital in 1989. Prior to joining Bain, Mr. Pagliuca worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in the Netherlands. Mr. Pagliuca is a former director of Burger King Holdings, Inc., HCA, Inc. (Hospital Corporation of America), Quintiles Transnational Corporation and Warner Chilcott PLC.

He has deep subject matter knowledge of Gartner’s history, the development of its business model and the global information technology industry, as well as financial and accounting matters.

James C. Smith, 76, director since October 2002 and Chairman of the Board since 2004

Mr. Smith was Chairman of the Board of First Health Group Corp., a national health benefits company until its sale in 2004. He also served as First Health’s Chief Executive Officer from January 1984 through January 2002 and President from January 1984 to January 2001.

Mr. Smith’s long-time expertise and experience as the founder, senior-most executive and chairman of the board of a successful large public company provides a unique perspective and insight into management and operational issues faced by the Board, Audit Committee and our CEO. This experience, coupled with Mr. Smith’s personal leadership qualities, qualify him to continue to serve as Chairman of the Board.

Majority Vote Standard

The Company has adopted a majority vote standard for the election of directors which provides that a nominee must receive more FOR votes than AGAINST votes for election as a director. Should a nominee fail to achieve this threshold, the nominee must immediately tender his or her resignation to the Chairman. The Board, in its discretion, can determine whether or not to accept the resignation.

Compensation of Directors

The Governance Committee annually reviews all forms of independent director compensation and recommends changes to the Board, when appropriate. The Governance Committee is supported in this review by Exequity, LLP. The review examines director compensation in relation to two comparator groups: Proxy Peer Group and General Industry Reference Group. The Proxy Peer Group includes the same companies used to benchmark executive pay (see page 21). The General Industry Reference Group includes 100 companies with median revenues similar to that of Gartner. Regular review of the director compensation program ensures that the director compensation is reasonable, and reflects a mainstream approach to the structure of the compensation components and the method of delivery. No changes have been made to the director compensation program since 2013. The section that follows describes the current director compensation program and components.

Directors who are also employees receive no fees for their services as directors. Non-management directors are reimbursed for their meeting attendance expenses and receive the following compensation for their service as director:

Annual Director Retainer Fee:	$60,000 per director and an additional $100,000 for our non-executive Chairman of the Board, payable in arrears in four equal quarterly installments, on the first business day of each quarter. These amounts are paid in common stock equivalents (CSEs) granted under the Company’s 2014 Long-Term Incentive Plan (“2014 Plan”), except that a director may elect to receive up to 50% of this fee in cash. The CSEs convert into Common Stock on the date the director’s continuous status as a director terminates, unless the director elects accelerated release as provided in the 2014 Plan. The number of CSEs awarded is determined by dividing the aggregate director fees owed for a quarter (other than any amount payable in cash) by the closing price of the Common Stock on the first business day following the close of that quarter.
Annual Committee Chair Fee:	$10,000 for the chair of our Governance Committee and $15,000 for the chairs of our Audit and Compensation Committees. Amounts are payable in the same manner as the Annual Fee.
Annual Committee Member Fee:	$7,500 for our Governance Committee members, $10,000 for our Compensation Committee members and $15,000 for our Audit Committee members. Committee chairs receive both a committee chair fee and a committee member fee. Amounts are payable in the same manner as the Annual Fee.
Annual Equity Grant:	$200,000 in value of restricted stock units (RSUs), awarded annually on the date of the Annual Meeting. The number of RSUs awarded is determined by dividing $200,000 by the closing price of the Common Stock on the award date. The restrictions lapse one year after grant subject to continued service as director through that date; release may be deferred at the director’s election.
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Director Compensation Table

This table sets forth compensation earned or paid in cash, and the grant date fair value of equity awards made, to our non-management directors on account of services rendered as a director in 2016. Mr. Hall receives no additional compensation for service as director.

Name	Fees Earned Or Paid ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Michael J. Bingle	77,500	200,000	277,500
Peter Bisson	24,822	162,740	187,562
Richard J. Bressler	90,000	200,000	290,000
Raul E. Cesan	70,000	200,000	270,000
Karen E. Dykstra	75,000	200,000	275,000
Anne Sutherland Fuchs	92,500	200,000	292,500
William O. Grabe	77,500	200,000	277,500
Steven G. Pagliuca	60,000	200,000	260,000
James C. Smith	175,000	200,000	375,000

(1)	Includes amounts earned in 2016 and paid in cash and/or common stock equivalents (CSEs) on account of the Annual Director Retainer Fee, Annual Committee Chair Fee and/or Annual Committee Member Fee, described above. For Mr. Bisson, represents the pro rata Director Retainer Fee from August 2, 2016, the date of his appointment to the board. Does not include reimbursement for meeting attendance expenses.

(2)	Except for Mr. Bisson, represents the grant date value of an annual equity award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, consisting of 1,960 restricted stock units (RSUs) that vest on May 26, 2017, one year from the date of the 2016 Annual Meeting (unless deferred release was elected), subject to continued service through that date. Accordingly, the number of RSUs awarded was calculated by dividing $200,000 by the closing price of our Common Stock on May 26, 2016 ($102.02).

(3)	For Mr. Bisson, represents the grant date value of an annual equity award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, consisting of 1,743 restricted stock units (RSUs) that vest on May 26, 2017, one year from the date of the 2016 Annual Meeting, subject to continued service through that date. The number of RSUs awarded was calculated by dividing $162,740 ($200,000 pro-rated from August 2, 2016, the date of his appointment to the board, to May 26, 2017) by the closing price of our Common Stock on August 15, 2016, the date of grant ($93.32).

Director Stock Ownership and Holding Period Guidelines

The Board believes directors should have a financial interest in the Company. Accordingly, each director is required to hold shares of Gartner common stock with a value of not less than five (5) times the Annual Director Retainer Fee ($60,000). Directors are required to achieve the guideline within three years of joining the Board. In the event a director has not satisfied the guideline within the three year period, he/she will be required to hold 50% of net after-tax shares received from the Company either in the form of equity awards or released CSEs until the guideline is achieved. We permit directors to apply deferred and unvested equity awards towards satisfying these requirements. As of December 31, 2016, all of our directors are in compliance with these guidelines

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CORPORATE GOVERNANCE

Gartner is committed to maintaining strong corporate governance practices.

Corporate Governance Highlights:
➢ Independent Chairman of the Board
➢ Majority voting for directors
➢ Annual election of directors
➢ Annual Board and Committee performance evaluation
➢ Executive sessions after each Board and Committee meeting
➢ 9 out of 10 directors are independent
➢ 2 out of 10 directors are women
➢ Fully independent Board committees
➢ Annual director affirmation of compliance with Code of Conduct
➢ Annual director evaluation of CEO

Board Principles and Practices

Our Board Principles and Practices (the “Board Guidelines”) are reviewed annually and revised in light of legal, regulatory or other developments, as well as emerging best practices, by our Governance Committee and Board. The Guidelines, which are posted on www.investor.gartner.com, describe the Board’s responsibilities, its role in strategic development and other matters, discussed below.

Director Independence

Our Board Guidelines require that our Board be comprised of a majority of directors who meet the criteria for independence from management set forth by the New York Stock Exchange (“NYSE”) in its corporate governance listing standards.

Our committee charters likewise require that our standing Audit, Compensation and Governance/Nominating Committees be comprised only of independent directors. Additionally, the Audit Committee members must be independent under Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee members must be independent under Rule 16b-3 promulgated under the Exchange Act as well as applicable NYSE corporate governance listing standards, and they must qualify as outside directors under regulations promulgated under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Utilizing all of these criteria, as well as all relevant facts and circumstances, the Board annually assesses the independence from management of all non-management directors and committee members by reviewing the commercial, financial, familial, employment and other relationships between each director and the Company, its auditors and other companies that do business with Gartner.

After analysis and recommendation by the Governance Committee, the Board determined that:

•	all non-management directors (Michael Bingle, Peter Bisson, Richard Bressler, Raul Cesan, Karen Dykstra, Anne Sutherland Fuchs, William Grabe, Stephen Pagliuca and James Smith) are independent under the NYSE listing standards;

•	our Audit Committee members (Ms. Dykstra and Messrs. Bressler and Smith) are independent under the criteria set forth in Section 10A-3 of the Exchange Act; and
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•	our Compensation Committee members (Ms. Fuchs and Messrs. Bingle and Cesan) are independent under the criteria set forth in Exchange Act Rule 16b-3 as well as under applicable NYSE corporate governance listing standards, and qualify as “outside directors” under Code Section 162(m) regulations.

Board Leadership Structure

The leadership of our Board of Directors rests with our independent Chairman of the Board, Mr. James C. Smith. Gartner believes that the separation of functions between the CEO and Chairman of the Board provides independent leadership of the Board in the exercise of its management oversight responsibilities, increases the accountability of the CEO and creates transparency into the relationship among executive management, the Board of Directors and the stockholders. Additionally, in view of Mr. Smith’s extensive experience as a chief executive officer of a major corporation, he is able to provide an independent point of view to our CEO on important management and operational issues.

Risk Oversight

The Board of Directors, together with management, oversees risk at Gartner. The Company’s strategic objectives and activities are presented by executive management to the Board and approved annually and more frequently as necessary.

The Risk (Internal Audit) function reports directly to the Audit Committee, and provides quarterly reports to the committee. The committee reviews the results of the internal audit annual risk assessment and the proposed internal audit plan. Subsequent quarterly meetings include an update on ongoing internal audit activities, including results of audits and any changes to the audit plan. Risk also meets with the Audit Committee in executive session on a quarterly basis.

The General Counsel, who serves as Chief Compliance Officer, also reports directly to the Audit Committee on a quarterly basis concerning the effectiveness and status of the Company’s legal and ethical compliance program and initiatives, hotline activities and litigation matters.

The Company maintains internal controls and procedures over financial reporting, as well as enterprise wide internal controls, that are updated and tested annually by management and our independent auditors. Any internal control deficiencies and the status of remediation efforts as well as any findings of the Disclosure Controls Committee are reported to the Audit Committee on a quarterly basis.

Risk Assessment of Compensation Policies and Practices

Management conducts an annual risk assessment of the Company’s compensation policies and practices, including all executive, non-executive and business unit compensation policies and practices, as well as the variable compensation policies applicable to our global sales force. The results of this assessment are reported to the Compensation Committee. In 2016, management concluded, and the Compensation Committee agreed, that no Company compensation policies and practices created risks that were reasonably likely to have a material adverse effect on the Company.

Board and Committee Meetings and Annual Meeting Attendance

Our Board held seven meetings during 2016. During 2016, all of our directors attended at least 75% of all Board and committee meetings held during the periods in which such director served as a director and/or committee member. At each regular quarterly Board and committee meeting, time is set aside for the non-management directors to meet in executive session without management present. James C. Smith, our non-executive Chairman of the Board, presides over the executive sessions at the Board meetings, and each committee chairperson presides over the executive sessions at their respective committee meetings. Directors are not required, but are invited, to attend the Annual Meeting of Stockholders. In 2016, Mr. Hall and other executive officers of the Company attended the 2016 Annual Meeting of Stockholders.

Committees Generally and Charters

As noted above, our Board has three standing committees: Audit, Compensation and Governance/Nominating, and all committee members have been determined by our Board to be independent under applicable standards. Our Board of Directors has approved a written charter for each committee which is reviewed annually and revised as appropriate. The table below provides information for each Board committee in 2016:

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[table follows]

Name	Audit	Compensation	Governance/Nominating
Michael J. Bingle		X	X
Peter Bisson
Richard J. Bressler	X (Chair)
Raul E. Cesan		X
Karen E. Dykstra	X
Anne Sutherland Fuchs		X (Chair)	X
William O. Grabe			X (Chair)
Stephen G. Pagliuca
James C. Smith	X
Meetings Held in 2016:	5	5	4

Audit Committee

Our Audit Committee serves as an independent body to assist in Board oversight of:
✓ the integrity of the Company’s financial statements;
✓ the Company’s compliance with legal and regulatory requirements;
✓ the independent auditor’s retention, qualifications and independence; and
✓ the Company’s Risk, Compliance and Internal Audit functions

Gartner has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Board has determined that both Ms. Dykstra and Mr. Bressler qualify as audit committee financial experts, as defined by the rules of the SEC, and that all members have the requisite accounting or related financial management expertise and are financially literate as required by the NYSE corporate governance listing standards.

Additionally, the Committee is directly responsible for the appointment, compensation and oversight of our independent auditor, KPMG; approves the engagement letter describing the scope of the annual audit; approves fees for audit and non-audit services; provides an open avenue of communication among the independent auditor, the Risk and Internal Audit functions, management and the Board; resolves disagreements, if any, between management and the independent auditors regarding financial reporting for the purpose of issuing an audit report in connection with our financial statements; and prepares the Audit Committee Report required by the SEC and included in this Proxy Statement on page 46 below.

The independent auditor reports directly to the Audit Committee. By meeting with the independent auditor and the internal auditor, and operating and financial management personnel, the Audit Committee oversees matters relating to accounting standards, policies and practices, any changes thereto and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls. Additionally our internal audit and compliance functions report directly to the Audit Committee. After each Audit Committee meeting, the Committee meets separately with the CFO, the independent auditor and the internal auditor, without management present.

The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A toll-free phone number managed by a third party is available for confidential and anonymous submission of concerns relating to accounting, auditing and other illegal or unethical matters, as well as alleged violations of Gartner’s Code of Conduct or any other policies. All submissions on the hotline are reported to the General Counsel, who determines the mode of investigation, to the internal auditor and to the Audit Committee at each regular meeting. The Audit Committee has the power and funding to retain independent counsel and other advisors as it deems necessary to carry out its duties.

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Compensation Committee

Our Compensation Committee has responsibility for:
✓ administering and approving all elements of compensation for the Chief Executive Officer and other executive officers;
✓ approving, by direct action or through delegation, all equity awards, grants, and related actions under the provisions of our equity plan, and administering the plan;
✓ participating in the evaluation of CEO performance (with the input and oversight of the Governance Committee and the Chairman of the Board);
✓ approving the peer group used for executive compensation benchmarking purposes;
✓ evaluating the independence of all compensation committee advisers; and
✓ providing oversight in connection with company-wide compensation programs.

The Committee reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement, recommended its inclusion herein (and in our 2016 Annual Report on Form 10-K) and issued the related report to stockholders as required by the SEC (see Compensation Committee Report on page 27 below).

Exequity LLP (“Exequity”) was retained by the Committee to provide information, analyses, and advice to the Compensation Committee during various stages of 2016 executive compensation planning. Exequity reports directly to the Compensation Committee chair. In the course of conducting its activities, Exequity attended meetings of the Committee and briefed the Compensation Committee on executive compensation trends generally.

The Committee has assessed the independence of Exequity, and has concluded that Exequity is independent and that its retention presents no conflicts of interest either to the Committee or the Company.

Final decisions with respect to determining the amount or form of executive compensation under the Company’s executive compensation programs are made by the Committee alone and may reflect factors and considerations other than the information and advice provided by its consultants. Please refer to the Compensation Discussion & Analysis beginning on page 16 for a more detailed discussion of the Committee’s activities with respect to executive compensation.

Compensation Committee Interlocks and Insider Participation. During 2016, no member of the Compensation Committee served as an officer or employee of the Company, was formerly an officer of the Company or had any relationship with the Company required to be disclosed under Transactions With Related Persons below. Additionally, during 2016, no executive officer of the Company: (i) served as a member of the compensation committee (or full board in the absence of such a committee) or as a director of another entity, one of whose executive officers served on our Compensation Committee; or (ii) served as a member of the compensation committee (or full board in the absence of such a committee) of another entity, one of whose executive officers served on our Board.

Governance/Nominating Committee

Our Governance/Nominating Committee (the “Governance Committee”) has responsibility for:
✓ the size, composition and organization of our Board;
✓ the independence of directors and committee members under applicable standards;
✓ our corporate governance policies, including our Board Principles and Practices;
✓ the criteria for directors and the selection of nominees for election to the Board;
✓ committee assignments;
✓ the form and amount of director compensation;
✓ the performance evaluation of our CEO and management succession planning; and
✓ the annual Board and Committee performance evaluations.
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While the Governance Committee has not specified minimum qualifications for candidates it recommends, it will consider the qualifications, skills, expertise, qualities, diversity, age, gender, availability and experience of all candidates that are presented for consideration. At the present time, two of our ten directors are women. The Board utilizes a concept of diversity that extends beyond race, gender and national origin to encompass the viewpoints, professional experience and other individual qualities and attributes of candidates that will enable the Board to select candidates who are best able to carry out the Board’s responsibilities and complement the mix of talent and experience represented on the Board. In connection with its annual evaluation, the Board considers the appropriateness of the qualifications of existing directors given then current needs.

Candidates for Board nomination may be brought to the attention of the Governance Committee by current Board members, management, stockholders or other persons. All potential new candidates are fully evaluated by the Governance Committee using the criteria described above, and then considered by the entire Board for nomination.

Director Candidates submitted by Stockholders: Stockholders wishing to recommend director candidates for consideration by the Governance Committee may do so by writing to the Chairman of the Governance/Nominating Committee, c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212, and indicating the recommended candidate’s name, biographical data, professional experience and any other qualifications. In addition, stockholders wishing to propose candidates for election must follow our advance notice provisions. See Process for Submission of Stockholder Proposals for our 2018 Annual Meeting on page 47.

Code of Ethics and Code of Conduct

Gartner has adopted a CEO & CFO Code of Ethics which applies to our CEO, CFO, controller and other financial managers, and a Global Code of Conduct, which applies to all Gartner officers, directors and employees, wherever located. Annually, each officer, director and employee affirms compliance with the Global Code of Conduct. See Miscellaneous—Available Information below.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

Our Board, acting through the Governance Committee, is responsible for presenting for stockholder consideration each year a group of nominees that, taken together, has the experience, qualifications, attributes and skills appropriate and necessary to carry out the duties and responsibilities of, and to function effectively as, the board of directors of Gartner. The Governance Committee regularly reviews the composition of the board in light of the needs of the Company, its assessment of board and committee performance, and the input of stockholders and other key stakeholders. The Governance Committee looks for certain common characteristics in all nominees, including integrity, strong professional experience and reputation, a record of achievement, constructive and collegial personal attributes and the ability and commitment to devote sufficient time and effort to board service. In addition, the Governance Committee seeks to include on the board a complementary mix of individuals with diverse backgrounds and skills that will enable the board as a whole to effectively manage the array of issues it will confront in furtherance of its duties. These individual qualities can include matters such as experience in the technology industry; experience managing and operating large public companies; international operating experience; financial, accounting, executive compensation and capital markets expertise; and leadership skills and experience.

All of the nominees listed below are incumbent directors who have been nominated by the Governance Committee and Board for re-election, and have agreed to serve another term. For additional information about the nominees and their qualifications, please see General Information about Our Board of Directors on page 5 above. If any nominee is unable or declines unexpectedly to stand for election as a director at the Annual Meeting, proxies may be voted for a nominee designated by the present Board to fill the vacancy. Each person elected as a director will continue to be a director until the 2018 Annual Meeting of Stockholders or a successor has been elected.

Michael J. Bingle	Anne Sutherland Fuchs
Peter E. Bisson	William O. Grabe
Richard J. Bressler	Eugene A. Hall
Raul E. Cesan	Stephen G. Pagliuca
Karen E. Dykstra	James C. Smith

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR management’s ten nominees for election to the Board of Directors.

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EXECUTIVE OFFICERS

General Information About our Current Executive Officers:

Eugene A. Hall 60	Chief Executive Officer and director since 2004. Prior to joining Gartner, he was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and services company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director.
Ken Davis 48	Senior Vice President, Business and IT Leaders, Products & Services since 2008. Previously at Gartner, he has served as Senior Vice President, End User Programs, High Tech & Telecom Programs, and Strategy, Marketing and Business Development. Prior to joining Gartner in 2005, Mr. Davis spent ten years at McKinsey & Company, where he was a partner assisting clients in the IT industry.
Alwyn Dawkins 50	Senior Vice President, Worldwide Events & Marketing since 2008. Previously at Gartner, he has served as Group Vice President, Asia/Pacific Sales, based in Sydney, Australia, and prior thereto, as Group Vice President, Gartner Events, where he held global responsibility for exhibit and sponsorship sales across the portfolio of Gartner events. Prior to joining Gartner in 2002, Mr. Dawkins spent ten years at Richmond Events, culminating in his role as Executive Vice President responsible for its North American business.
Mike Diliberto, 51	Senior Vice President & Chief Information Officer since 2016. Previously, he served as CIO at Priceline, a leader in online travel and related services. Before joining Priceline, he held several senior technology positions at the online division of News Corp, where he was instrumental in establishing an online presence for News Corp brands such as Fox News, Fox Sports, TV Guide and Sky Sports, including launching the first major league baseball website. Previously, he held several leadership positions at Prodigy Services Company, one of the pioneering consumer-focused online services.
David Godfrey 45	Senior Vice President, Worldwide Sales since 2010. Previously at Gartner, he led North American field sales, and prior to this role, he led the Europe, Middle East and Africa (EMEA) and the Americas inside sales organizations. Before joining Gartner in 1999 as a sales executive, Mr. Godfrey spent seven years in business development at Exxon Mobil.
Robin Kranich 46	Senior Vice President, Human Resources since 2008. During her 22 years at Gartner, she has served as Senior Vice President, End User Programs; Senior Vice President, Research Operations and Business Development; Senior Vice President and General Manager of Gartner EXP; Vice President and Chief of Staff to Gartner’s president; and various sales and sales management roles. Prior to joining Gartner, Ms. Kranich was part of the Technology Advancement Group at Marriott International.
David McVeigh 47	Senior Vice President, New Markets Programs since August 2015. Prior to joining Gartner, he was a managing director at Hellman & Friedman LLC, an operating partner at Blackstone Group and a partner at McKinsey & Company.
Daniel S. Peale 44	Senior Vice President, General Counsel & Corporate Secretary since January 2016. Prior to joining Gartner in October 2015, he was a corporate and securities partner with the law firm of Wilson Sonsini Goodrich & Rosati in Washington, D.C., where he was in private practice for 15 years.
Craig W. Safian 48	Senior Vice President & Chief Financial Officer since June 2014. In his 14 years at Gartner, he has served as Group Vice President, Global Finance and Strategy & Business Development from 2007 until his appointment as CFO, and previously as Group Vice President, Strategy and Managing Vice President, Financial Planning and Analysis. Prior to joining Gartner, he held finance positions at Headstrong (now part of Genpact) and Bristol-Myers Squibb, and was an accountant for Friedman, LLP where he achieved CPA licensure.
Peter Sondergaard 52	Senior Vice President, Research since 2004. During his 28 years at Gartner, he has held various roles, including Head of Research for the Technology & Services Sector, Hardware & Systems Sector, Vice President and General Manager for Gartner Research EMEA. Prior to joining Gartner, Mr. Sondergaard was research director at International Data Corporation in Europe.
Chris Thomas 45	Senior Vice President, Executive Programs since April 2013. During his 15 years at Gartner, he has held various roles, including Group Vice President, Sales, leading the Americas IT, Digital Marketing and Global Supply Chain sales group; head of North America and Europe, Middle East and Africa (EMEA) Small and Medium Business sales organizations, and a number of other roles, including sales operations and field sales leadership. Before joining Gartner, he spent seven years in procurement, sales and marketing at Exxon Mobil.
Per Anders Waern 55	Senior Vice President, Gartner Consulting since 2008. Since joining Gartner in 1998, he has held senior consulting roles principally in EMEA, and served most recently as head of Gartner’s global core consulting team. Prior to joining Gartner, Mr. Waern led corporate IT strategy at Vattenfall in Sweden.
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COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis, or “CD&A”, describes and explains the Company’s compensation philosophy and executive compensation program, as well as compensation awarded to and earned by, the following persons who were Named Executive Officers (“NEOs”) in 2016:

Eugene A. Hall	Chief Executive Officer
Craig W. Safian	Senior Vice President & Chief Financial Officer
Per Anders Waern	Senior Vice President, Gartner Consulting
David Godfrey	Senior Vice President, Sales
Alwyn Dawkins	Senior Vice President, Events

The CD&A is organized into three sections:

•	The Executive Summary, which highlights the importance of our Contract Value (herein “CV”) metric, our 2016 corporate performance and our pay-for-performance approach and our compensation practices, all of which we believe are relevant to stockholders as they consider their votes on Proposal Two (advisory vote on executive compensation, or “Say-on-Pay”)

•	The Compensation Setting Process for 2016

•	Other Compensation Policies and Information

The CD&A is followed by the Compensation Tables and Narrative Disclosures, which report and describe the compensation and benefit amounts paid to our NEOs in 2016.

EXECUTIVE SUMMARY

Contract Value – A Unique Key Performance Metric for Gartner

Total Contract Value (“CV”) represents the value attributable to all of our subscription-related contracts. It is calculated as the annualized value of contracts in effect at a specific point in time, without regard to the duration of the contract. CV primarily includes research deliverables for which revenue is recognized on a ratable basis, and, commencing in 2016, includes other deliverables (primarily events tickets) for which revenue is recognized when the deliverable is utilized.

Unique to the business of Gartner, Contract Value is our single most important performance metric. It focuses all of our executives on driving both short-term and long - term success for our business and stockholders.

Contract Value = Both Short-Term and Long-Term Measures of Success
Short-Term	✓ Measures the value of all subscription research contracts in effect at a specific point in time
Long-Term	✓ Measures revenue that is highly likely to recur over a multi-year period

Comparing CV year over year measures the short term growth of our business. More importantly, CV is also an appropriate measure of long – term performance due to the nature of our Research subscription business. Our Research business is our largest business segment (75% of 2016 gross revenues) with our highest margins (69% for 2016). Our Research enterprise client retention (84% in 2016) and retained contract value (104% client enterprise wallet – or spend - retention in 2016) are consistently very high. The combination of annual contracts and high renewal rates are predictive of revenue highly likely to recur over a 3 – 5 year period.

Accordingly, growing CV drives both short- term and long – term corporate performance and shareholder value due to these unique circumstances. As such, all Gartner executives and associates are focused at all times on growing CV. This, coupled with the fact that our investors are also focused on this metric, ensures that we are aligned on the long - term success of the Company.

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Record 2016 Performance

2016 was another year of record achievements for Gartner:

✓ CV, Revenue, EBITDA* and EPS* grew 14%, 14%, 10% and 24%, respectively, excluding the impact of foreign exchange where applicable
✓ CV and Revenues ended the year at a record $1.93 billion and $2.44 billion, respectively
✓ Five year CAGR for CV, EBITDA and EPS was 12%, 10% and 16%, respectively
✓ Our Common Stock rose 11.4% in 2016, as compared to the S&P 500, which rose 9.5%, and NASDAQ Total Return, which rose 7.5%
✓ Compound annual growth rates on our common stock were 11%, 12% and 24% on a 1, 3 and 5 year basis, out-performing the S&P 500 and NASDAQ Total Return indices for the corresponding periods

*In this Proxy Statement, EBITDA refers to Normalized EBITDA, which represents operating income excluding depreciation, accretion on obligations related to excess facilities, amortization, stock-based compensation expense and acquisition-related adjustments. EPS refers to diluted EPS excluding acquisition adjustments.

Gartner 2016 Performance Charts (CV and EBITDA $ in millions)

The laser focus throughout our global organization on growing CV has resulted in a strong, sustained track record of growth across this measure, as well as EBITDA and EPS, over many years, as the following charts demonstrate.

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These strong results have fueled stock price growth which leads all comparison groups as follows:

Key Attribute of our Executive Compensation Program – Pay for Performance

Our executive compensation plan design has successfully motivated senior management to drive outstanding corporate performance since it was first implemented in 2006. It is heavily weighted towards incentive compensation.

Its key features are as follows:

✓ 100% of executive equity awards and executive bonus awards are performance-based.
✓ 70% of our executive equity awards, and 100% of our executive bonus awards are subject to forfeiture in the event the Company fails to achieve performance objectives established by our Compensation Committee.
✓ 91% percent of our CEO’s target total compensation (77% in the case of our other NEOs) is in the form of incentive compensation (bonus and equity awards).
✓ 81% of our CEO’s target total compensation (61% in the case of our other NEOs) is in the form of equity awards.
✓ Earned equity awards may increase or decrease in value based upon stock price movement during the vesting period.
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Our Compensation Best Practices

Our compensation practices motivate our executives to achieve our operating plans and execute our corporate strategy without taking undue risks. These practices, which are consistent with “best practices” trends, include the following:
✓ We have an independent Compensation Committee.
✓ We have an independent compensation consultant that reports directly to the Compensation Committee.
✓ We annually assess the Company’s compensation policies to ensure that the features of our program do not encourage undue risk.
✓ All executive officers are “at will” employees and only our CEO has an employment agreement.
✓ We have a clawback policy applicable to all executive incentive compensation (cash bonus and equity awards).
✓ We have robust stock ownership guidelines for our directors and executive officers.
✓ We have holding period requirements that require 50% of net after tax shares from all released equity awards to be held by a director or executive officer until stock ownership guidelines are satisfied.
✓ We prohibit hedging and pledging transactions in company securities.
✓ We do not provide excise tax gross up payments.
✓ We encourage retention by having equity awards are earned and vest 25% per year over 4 years, commencing on the grant date anniversary.
✓ The potential annual payout on incentive compensation elements is limited to 2 times target.

✓  Our equity plan prohibits:

o    less than a 12 month minimum vesting period on equity awards

o  repricing stock options and surrendering outstanding options for new options with a lower exercise price without stockholder approval;

o  cash buyouts of underwater options or stock appreciation rights without stockholder approval; and

o  granting options or stock appreciation rights with an exercise price less than the fair market value of the Company’s common stock on the date of grant.

✓ We do not grant equity awards during closed trading windows.
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COMPENSATION SETTING PROCESS FOR 2016

This discussion explains the objectives of the Company’s compensation policies; what the compensation program is designed to reward; each element of compensation and why the Company chooses to pay each element; how the Company determines the amount (and, where applicable, the formula) for each element to pay; and how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

The Objectives of the Company’s Compensation Policies

The objectives of our compensation policies are threefold:
➢ to attract, motivate and retain highly talented, creative and entrepreneurial individuals by paying market-based compensation;
➢ to motivate our executives to maximize the performance of our Company through pay-for-performance compensation components based on the achievement of corporate performance targets that are aggressive, but attainable, given economic conditions; and
➢ to ensure that, as a public company, our compensation structure and levels are reasonable from a stockholder perspective.

What the Compensation Program Is Designed to Reward

Our guiding philosophy is that the more executive compensation is linked to corporate performance, the stronger the inducement is for management to strive to improve Gartner’s performance. In addition, we believe that the design of the total compensation package must be competitive with the marketplace from which we hire our executive talent in order to achieve our objectives and attract and retain individuals who are critical to our long-term success. Our compensation program for executive officers is designed to compensate individuals for achieving and exceeding corporate performance objectives. We believe this type of compensation encourages outstanding team performance (not simply individual performance), which builds stockholder value.

Both short-term and long-term incentive compensation is earned by executives only upon the achievement by the Company of certain measurable performance objectives that are deemed by the Compensation Committee and management to be critical to the Company’s short-term and long-term success. The amount of compensation ultimately earned will increase or decrease depending upon Company performance and the underlying price of our Common Stock (in the case of long-term incentive compensation).

Principal Compensation Elements and Objectives

 To achieve the objectives noted above, we have designed executive compensation to consist of three principal elements:

Base Salary

➢    Pay competitive salaries to attract and retain the executive talent necessary to develop and implement our corporate strategy and business plan

➢    Appropriately reflect responsibilities of the position, experience of the executive and marketplace in which we compete for talent

Short-Term Incentive Compensation (cash bonuses)	➢ Motivate executives to generate outstanding performance and achieve or exceed annual operating plan ➢ Align compensation with results
Long-Term Incentive Compensation (equity awards)

➢    Induce enhanced performance and promote retention

➢    Align executive rewards with long-term stock price appreciation

➢    Make executives stakeholders in the success of Gartner and thereby create alignment with stockholders

How the Company Determines Executive Compensation

In General

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The Company set aggressive performance goals in planning 2016 executive compensation. In order for our executives to earn target compensation, the Company needed to exceed double digit growth in two key performance metrics, as discussed below.

The Compensation Committee established performance objectives for short-term (bonus) and long-term (equity) incentive awards at levels that it believed would motivate performance and be adequately challenging. The target performance objectives were intended to compel the level of performance necessary to enable the Company to achieve its operating plan for 2016.

As in prior years, the short- and long-term incentive compensation elements provided executives with opportunities to increase their total compensation package based upon the over-achievement of corporate performance objectives; similarly, in the case of under-achievement of corporate performance objectives, the value of these incentive elements would fall below their target value (with the possibility of total forfeiture of the short-term element and 70% of the long-term element), and total compensation would decrease correspondingly. We assigned greater weight to the long-term incentive compensation element, as compared to the salary and short-term elements, in order to promote long-term decision-making that would deliver top corporate performance, align management to stockholder interests and retain executives. We believe that long-term awards with vesting terms that are based on the achievement of pre-set financial targets serve as a strong retention incentive.

Salary, short-term and long-term incentive compensation levels for executive officers (other than the CEO) are recommended by the CEO and are subject to approval by the Compensation Committee. In formulating his recommendation to the Compensation Committee, the CEO undertakes a performance review of these executives and considers input from human resources personnel at the Company, as well as benchmarking data from the compensation consultant and external market data (discussed below).

Salary, short-term and long-term incentive compensation levels for the CEO’s compensation are established by the Compensation Committee within the parameters of Mr. Hall’s employment agreement with the Company. In making its determination with respect to Mr. Hall’s compensation, the Compensation Committee evaluates his performance in conjunction with the Governance Committee and after soliciting additional input from the Chairman of the Board and other directors; considers input from the Committee’s compensation consultant; and reviews benchmarking data pertaining to CEO compensation practices at our proxy peer companies and general trends. See Employment Agreements with Executive Officers – Mr. Hall below for a detailed discussion of Mr. Hall’s agreement.

Effect of Stockholder Advisory Vote on Executive Compensation, or Say on Pay

2016 Say on Pay Approval = 93.5% of shares voted, and 88.2% of outstanding shares

The Board has resolved to present Say on Pay proposals to stockholders on an annual basis, respecting the sentiment of our stockholders as expressed in 2011. This year, we are asking our stockholders once again to indicate their preference for the frequency of Say on Pay proposals; however, the Company is committed to annual Say on Pay proposals. The Company and the Compensation Committee will consider the results on this year’s advisory Say on Pay proposal in future executive compensation planning activities. Over the past several years, stockholders have consistently strongly supported our executive compensation program.

Benchmarking and Peer Group

Executive compensation planning for 2016 began mid-year in 2015. Our Compensation Committee commissioned Exequity, an independent compensation consultant, to perform a competitive analysis of our executive compensation practices (the ” Compensation Study”). Exequity’s findings were considered by the Compensation Committee and by management in planning our 2016 executive compensation program. The Compensation Study utilized market data provided by Aon Hewitt pertaining to 2015 compensation paid to individuals occupying senior executive positions at Gartner’s selected peer group of companies for executive compensation benchmarking purposes (the “Peer Group”).

The Compensation Committee reviews the Peer Group annually to ensure comparability based on Gartner’s operating characteristics, labor market relevance and defensibility. The 2016 competitive analysis compared Gartner’s target compensation to the Peer Group. The Peer Group comprised 14 publicly-traded high tech companies that resemble Gartner in size (in terms of revenues and number of employees), have a similar business model and with whom Gartner competes for executive talent. Gartner ranked at the 36th percentile in revenues and 43rd percentile in market cap relative to the Peer Group. Peer Group companies included:

Adobe Systems Incorporated	Intuit Inc.
Autodesk, Inc.	Moody’s Corporation
Cadence Design Systems, Inc.	Nuance Communications, Inc.
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Citrix Systems, Inc.	PTC Inc.
The Dun & Bradstreet Corporation	salesforce.com, inc
Equifax Inc.	Synopsys, Inc.
IHS Markit Ltd	Verisign, Inc.

Management and the Compensation Committee concluded that the Peer Group, which remained unchanged from the prior year with the exception of the removal of three companies that no longer reported due to acquisitions or privatization, was appropriate for 2016 executive compensation planning purposes given their continued comparability to Gartner.

The Compensation Committee does not target NEO’s pay to a specified percentile, but rather reviews Peer Group market data at the 25th, 50th and 75th percentile for each element of compensation, including Base Salary, Target Total Cash (Base Salary, plus Target Bonus) and Target Total Compensation (Target Total Cash plus long-term incentives).

The result of the competitive analysis indicated that Gartner’s CEO and NEO Base Salary approximated the Peer Group median, Target Total Cash was below the Peer Group median and Target Total Compensation approximated the median of the Peer Group.   As a result, in order to remain competitive in the market place and in light of Gartner’s philosophy to pay a greater percentage of total compensation in the form of performance-based compensation and, in particular, performance-based long-term incentive compensation, the Committee approved a 3% merit increase to base salary, a 5% increase in the short term incentive compensation (bonus) percentage and a 8% merit increase to the long-term incentive compensation award value for all NEOs (other than Mr. Safian).  Mr. Safian is relatively new in his role of CFO, and as a result trailed the market median of the Peer Group in all elements of compensation, consistent with the Company’s philosophy of moving executives to fully competitive rates over two to three years. As such, in 2016 the Committee adjusted his compensation to more closely approximate the Peer Group median by increasing his base salary by 10%, increasing his bonus target by 5% and increasing his long-term incentive award by 18.6%.

In addition, the Compensation Committee annually reviews an analysis conducted by Exequity that evaluates the connection between Gartner’s executive pay and Company performance as measured by Total Shareholder Return and Shareholder Value against the relationship exhibited by Gartner’s peer companies. The analysis indicates that pay realized by Gartner’s NEOs is generally well aligned with proven financial results. Gartner has historically performed above its peer group median and has paid at or above median total compensation which is consistent with the Company’s pay-for-performance philosophy.

Executive Compensation Elements Generally

Pay Mix

The following pie charts illustrate the relative mix of target compensation elements for the NEOs in 2016. Long-term incentive compensation consists of performance-based restricted stock units (PSUs) and stock appreciation rights (SARs), and represents a majority of the compensation we pay to our NEOs – 81% to the CEO and 60% to all other NEOs. We allocate more heavily to long-term incentive compensation because we believe that it contributes to a greater degree to the delivery of top performance and the retention of employees than does cash and short-term compensation (bonus).

CEO	ALL OTHER NEOs
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Base Salary

We set base salaries of executive officers when they join the Company or are promoted to an executive role, by evaluating the responsibilities of the position, the experience of the individual and the marketplace in which we compete for the executive talent we need. In addition, where possible, we consider salary information for comparable positions for members of our Peer Group or other available benchmarking data. In determining whether to award salary merit increases, we consider published projected U.S. salary increase data for the technology industry and general market, as well as available world-wide salary increase data. Mr. Hall’s salary increase is established each year by the Compensation Committee after completion of Mr. Hall’s performance evaluation for the preceding year.

Short-Term Incentive Compensation (Cash Bonuses)

All bonuses to executive officers are awarded pursuant to Gartner’s stockholder-approved Executive Performance Bonus Plan. This plan is designed to motivate executive officers to achieve goals relating to the performance of Gartner, its subsidiaries or business units, or other objectively determinable goals, and to reward them when those objectives are satisfied. We believe that the relationship between proven performance and the amount of short-term incentive compensation paid promotes, among executives, decision-making that increases stockholder value and promotes Gartner’s success. Bonuses awarded under this plan to eligible employees are designed to qualify as deductible performance-based compensation within the meaning of Code Section 162(m).

In 2016, bonus targets for all executive officers, including Mr. Hall, were based solely upon achievement of 2016 company-wide financial performance objectives (with no individual performance component). The financial objectives and weightings used for 2016 executive officer bonuses were:

•	2016 Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), which measures overall profitability from business operations (weighted 50%), on a foreign exchange neutral basis, and

•	Contract Value (CV) at December 31, 2016, which measures the long–term prospects of our business (weighted 50%), on a foreign exchange neutral basis.

As noted earlier, management and our Compensation Committee continue to believe that EBITDA and CV are the most significant measurements of profitability and long-term business growth for our Company, respectively. They have been successfully used for several years as performance metrics applicable to short-term incentive compensation that drive business performance and that motivate executive officers to achieve outstanding performance.

For 2016, each executive officer was assigned a bonus target that was expressed as a percentage of salary, varied from 50% to 105% of salary depending upon the executive’s level of responsibility and in most cases was 5% greater than the previous year. Salaries and bonuses were each increased by the amount of the merit increase. With respect to our NEOs, 2016 bonus targets, as a percentage of base salary, were 105% for Mr. Hall and 70% for each of Messrs. Safian, Waern, Godfrey and Dawkins. The maximum payout for 2016 bonus was 200% of target if the maximum level of EBITDA and CV were achieved; the minimum payout was $0 if minimum levels were not achieved.

The chart below describes the performance metrics applicable to our 2016 short–term incentive compensation element. As noted above, for this purpose actual results, measured on a foreign exchange neutral basis, were as follows:

2016 Performance Objective/ Weight	Target (100%)	Target Growth YOY	< Minimum (0%)	=/> Maximum (200%)	Actual (measured at 12/31/16)	Payout (% of Target)	Actual Growth YOY
2016 EBITDA/50%	$458 million	13.6%	$363 million	$480 million	$446 million	90.3%	10.7%
12/31/16 Contract Value/50%	$1,884 million	11%	$1,527 million	$1,969 million	$1,930 million	162.0%	13.7%

In 2016, the Company exceeded the CV target performance objective, but fell slightly short of the EBITDA performance objective. Since each objective was weighted 50%, based on these results, the Compensation Committee determined that earned cash bonuses for executive officers were 126.2% of target bonus amounts. These bonuses were paid in February 2017. See Summary Compensation Table – Non-Equity Incentive Plan Compensation for the amount of cash bonuses earned by our Named Executive Officers in 2016. While the Compensation Committee has discretion to eliminate or reduce a bonus award, it did not take any such action in 2016.

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Long - Term Incentive Compensation (Equity Awards)

Promoting stock ownership is a key element of our compensation program philosophy. Stock-based incentive compensation awards –especially when they are assigned a combination of performance and time-based vesting criteria – induce enhanced performance, promote retention of executive officers and align executives’ personal rewards with long-term stock price appreciation, thereby integrating management and stockholder interests. We have evaluated different types of long-term incentives based on their motivational value, cost to the Company and appropriate share utilization under our stockholder-approved 2014 Long-Term Incentive Plan (“2014 Plan”) and have determined that stock-settled stock appreciation rights (“SARs”) and performance-based restricted stock units (“PSUs”) create the right balance of motivation, retention, alignment with stockholders and share utilization.

SARs permit executives to benefit from an increase in stock price over time. SAR value can be realized only after the SAR vests. Our SARs are stock-settled and may be exercised seven years from grant. When the SAR is exercised, the executive receives shares of our Common Stock equal in value to the aggregate appreciation in the price of our Common Stock from the date of grant to the exercise date for all SARs exercised. Therefore, SARs only have value to the extent the price of our Common Stock exceeds the grant price of the SAR. In this way, SARs motivate our executives to increase stockholder value and thus align their interests with those of our stockholders.

PSUs offer executives the opportunity to receive our Common Stock contingent on the achievement of performance goals and continued service over the vesting period. PSU recipients are eligible to earn a target fixed number of restricted stock units if and to the extent stipulated one-year performance goals are achieved. They can earn more units if the Company over-performs (up to 200% of their target number of units), and they will earn fewer units (and potentially none) if the Company under-performs. PSUs encourage executives to increase stockholder value while promoting executive retention over the long-term. Released shares have value even if our Common Stock price does not increase, which is not the case with SARs.

Consistent with weightings in prior years, 30% of each executive’s long-term incentive compensation award value was granted in SARs and 70% was granted in PSUs. PSUs deliver value utilizing fewer shares since the executive can earn the full share rather than just the appreciation in value over the grant price (as is the case with SARs). Additionally, the cost efficiency of PSUs enhances the Company’s ability to conservatively utilize the Plan share pool, which is why we convey a larger portion of the 2014 overall long-term incentive compensation value in PSUs rather than in SARs. For purposes of determining the number of SARs awarded, the allocated SAR award value is divided by the Black-Scholes-Merton valuation on the date of grant using assumptions appropriate on that date. For purposes of determining the target number of PSUs awarded, the allocated target PSU award value is divided by the closing price of our Common Stock on the date of grant as reported by the New York Stock Exchange.

Both SARs and PSUs are earned, vest and release 25% per year commencing one (1) year from grant and on each anniversary thereof, subject to continued service on the vesting date. We believe that this vesting schedule effectively focuses our executives on delivering long-term value growth for our stockholders and drives retention. The maximum payout for 2016 PSUs was 200% of target if the maximum level of CV was achieved; the PSUs are subject to forfeiture if minimum levels are not achieved.

The Compensation Committee approved CV (measured at December 31, 2016) as the performance measure underlying PSUs awarded in 2016. As noted earlier, we continue to believe that CV is the best performance metric to measure the long–term prospects of our business because it is predictive of future revenue.

The chart below describes the performance metrics applicable to the PSU portion of our 2016 long–term incentive compensation element measured on a foreign exchange neutral basis:

2016 Performance Objective/Weight	Target (100%)	Target Growth YOY	<Minimum (0%)	Maximum (200%)	Actual (measured at 12/31/16)	Payout (% of Target)	Actual Growth YOY
Contract Value/100%	$1,884 million	11%	$1,527 million	$1,969 million	$1,930 million	162.0%	13.7%

As noted above, in 2016 actual CV was $1,930 million, exceeding the target amount. Based on this, the Compensation Committee determined that 162.0% of the target number of PSUs would be awarded. The PSUs were adjusted by this factor in February 2017 after certification of the achievement of this performance measure by the Compensation Committee, and 25% of the adjusted awards vested on the first anniversary of the grant date. See Grants of Plan-Based Awards Table – Possible Payouts Under Equity Incentive Plan Awards and accompanying footnotes below for the actual number of SARs and PSUs awarded to our Named Executive Officers in 2016.

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No performance objectives for any PSU intended to qualify under Code Section 162(m) (i.e., awards to executive officers) may be modified by the Committee. While the Committee does have discretion to modify other aspects of the awards (subject to the terms of the Plan), no modifications were made in 2016.

Additional Compensation Elements

We maintain a non-qualified deferred compensation plan for our highly compensated employees, including our executive officers, to assist eligible participants with retirement and tax planning by allowing them to defer compensation in excess of amounts permitted to be deferred under our 401(k) plan. This plan allows eligible participants to defer up to 50% of base salary and/or 100% of bonus to a future period. In addition, as a further inducement to participation in this plan, the Company presently matches contributions by executive officers, subject to certain limits. For more information concerning this plan, see Non-Qualified Deferred Compensation Table and accompanying narrative and footnotes below.

In order to further achieve our objective of providing a competitive compensation package with great retention value, we provide various other benefits to our executive officers that we believe are typically available to, and expected by, persons in senior business roles. Our basic executive perquisites program includes 35 days paid time off (PTO) annually, severance and change in control benefits (discussed below) and relocation services where necessary due to a promotion. Mr. Hall’s perquisites, severance and change in control benefits are governed by his employment agreement with the Company, which is discussed in detail below under Employment Agreements With Executive Officers – Mr. Hall. For more information concerning perquisites, see Other Compensation Table and accompanying footnotes below.

OTHER COMPENSATION POLICIES AND INFORMATION

Executive Stock Ownership and Holding Period Guidelines

In order to align management and stockholder interests, the Company has adopted stock ownership guidelines for our executive officers as follows: the CEO is required to hold shares of Common Stock with a value at least equal to six (6) times his base salary, and all other executive officers are required to hold shares of Common Stock with a value at least equal to three (3) times their base salary. For purposes of computing the required holdings, officers may count shares directly held, as well as vested and unvested restricted stock units and PSUs, but not options or SARs.

Additionally, the Company imposes a holding period requirement on our executive officers. If an executive officer of the Company is not in compliance with the stock ownership guidelines, the executive is required to maintain ownership of at least 50% of the net after-tax shares of common stock acquired from the Company pursuant to all equity-based awards received from the Company, until such individual’s stock ownership requirement is met. At December 31, 2016, our CEO and all other executive officers were in compliance with these guidelines.

Clawback Policy

The Company has adopted a clawback policy which provides that the Board of Directors (or a committee thereof) may seek recoupment to the Company from a current or former executive officer of the Company who engages in fraud, omission or intentional misconduct that results in a required restatement of any financial reporting under the securities or other laws, and that the cash-based or equity-based incentive compensation paid to the officer exceeds the amount that should have been paid based upon the corrected accounting restatement, resulting in an excess payment. Recoupment includes the reimbursement of any cash-based incentive compensation (bonuses) paid to the Executive, cancellation of vested and unvested performance-based restricted stock units, stock options and stock appreciation rights, and reimbursement of any gains realized on the sale of released stock unit awards and the exercise of stock options or stock appreciation rights and subsequent sale of underlying shares

Pursuant to the Dodd-Frank Act, the SEC has issued proposed rules applicable to the national securities exchanges (including the NYSE on which our Common Stock is listed for trading) prohibiting the listing of any security of an issuer that does not provide for the recovery of erroneously awarded incentive-based compensation where there has been an accounting restatement. We are awaiting adoption of the final SEC rules on this matter, at which time we will determine whether an amendment to our policy is necessary.

Hedging and Pledging Policies

The Company’s Insider Trading Policy prohibits all executive officers and directors from engaging in any short selling, hedging and/or pledging transactions with respect to Company securities.

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Accounting and Tax Impact

In setting compensation, the Compensation Committee and management consider the potential impact of Code Section 162(m), which precludes a public corporation from deducting on its corporate income tax return individual compensation in excess of $1 million for its chief executive officer or any of its three other highest-paid officers (other than the chief financial officer). Section 162(m) also provides for certain exemptions to this limitation, specifically compensation that is performance-based (within the meaning of Section 162(m)) and issued under a stockholder-approved plan. Our 2016 short-term incentive (bonus) awards were performance-based and were made pursuant to our stockholder-approved Executive Performance Bonus Plan and, therefore, are deductible under Section 162(m). The PSU component of the 2016 long–term incentive award was performance-based and issued under the 2014 Plan, which has been approved by stockholders and, therefore, is deductible under Section 162(m). Although the Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m), it maintains the discretion in establishing compensation elements to approve compensation that may not be deductible under Section 162(m), if the Committee believes the compensation element to be necessary or appropriate under the circumstances.

Grant of Equity Awards

The Board of Directors has a formal policy with respect to the grant of equity awards under our equity plans. Under our 2014 Long Term Incentive Plan, equity awards may include stock options, stock appreciation rights (SARs), restricted stock awards (RSAs), restricted stock units (RSUs) and performance-based restricted stock units (PSUs). The Committee may not delegate its authority with respect to Section 16 persons, nor in any other way which would jeopardize the plan’s qualification under Code Section 162(m) or Exchange Act Rule 16b-3. Accordingly, our policy specifies that all awards to our Section 16 executive officers must be approved by the Compensation Committee on or prior to the award grant date, and that all such awards will be made and priced on the date of Compensation Committee approval, except in the case of new hires, which is discussed below.

Our equity plan provides for a minimum vesting period of 12 months on all equity awards, subject to certain limited exceptions. It also prohibits the repricing of stock options and the surrender of any outstanding option to the Company as consideration for the grant of a new option with a lower exercise price without stockholder approval. It also prohibits the granting of options with an exercise price less than the fair market value of the Company’s common stock on the date of grant, and a cash buyout of out-of-the-money options or SARs without stockholder approval.

Consistent with the equity plan, the Compensation Committee annually approves a delegation of authority to the CEO to make equity awards under our equity Plan to Gartner employees (other than Section 16 reporting persons) on account of new hires, retention or promotion without the approval of the Compensation Committee. In 2016, the delegation of authority specified a maximum grant date award value of $500,000 per individual, and a maximum aggregate grant date award value of $2,000,000 for the calendar year. For purposes of this computation, in the case of RSAs, RSUs and PSUs, value is calculated based upon the fair market value (defined as the closing price on the date of grant as reported by the New York Stock Exchange) of a share of our Common Stock, multiplied by the number of RSAs, RSUs or PSUs awarded. In the case of options and SARs, the grant date value of the award will be the Black-Scholes-Merton calculation of the value of the award using assumptions appropriate on the award date. Any awards made under the CEO-delegated authority are reported to the Compensation Committee at the next regularly scheduled committee meeting.

As discussed above, the structure and value of annual long-term incentive awards comprising the long-term incentive compensation element of our compensation package to executive officers are established and approved by the Compensation Committee in the first quarter of each year. The specific terms of the awards (number of PSUs and SARs and related performance criteria) are determined, and the awards are approved and made, on the same date and after the release of the Company’s prior year financial results.

It is the Company’s policy not to make equity awards to executive officers prior to the release of material non-public information. The 2016 incentive awards to executive officers were approved by the Compensation Committee and made on February 8, 2016, after release of our 2015 financial results. Generally speaking, awards for newly hired executives that are given as an inducement to joining the Company are made on the 15th or 30th day of the month first following the executive’s start date (and after approval by the Compensation Committee), and retention and promotion awards are made on the 15th or 30th day of the month first following the date of Compensation Committee approval; however, we may delay making these awards pending the release of material non-public information.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Gartner, Inc. has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the Company’s proxy statement for the 2017 Annual Meeting of Stockholders.

Compensation Committee of the Board of Directors

Anne Sutherland Fuchs
Michael J. Bingle
Raul E. Cesan

April 11, 2017

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COMPENSATION TABLES AND NARRATIVE DISCLOSURES

All compensation data contained in this Proxy Statement is stated in U.S. Dollars.

Summary Compensation Table

This table describes compensation earned by our CEO, CFO and next three most highly compensated executive officers (collectively, the “Named Executive Officers” or “NEOs”) in the years indicated. As you can see from the table and consistent with our compensation philosophy discussed above, long-term incentive compensation in the form of equity awards comprises a significant portion of total compensation.

Name and Principal Position	Year	Base Salary (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (1), (3)	All Other Compensation (4)	Total
Eugene A. Hall, Chief Executive Officer (PEO) (5)	2016	901,584	5,608,763	2,403,764	1,203,451	141,364	10,258,926
	2015	875,324	5,193,290	2,225,705	1,215,044	135,844	9,645,207
	2014	847,831	4,721,176	2,023,365	1,273,821	115,034	8,981,227
Craig W. Safian, SVP & Chief Financial Officer (PFO)	2016	503,260	999,949	428,561	454,951	54,712	2,441,433
	2015	457,402	842,783	361,205	419,223	28,239	2,108,852
	2014	409,869	949,977	-	321,216	11,349	1,692,411
Per Anders Waern, SVP, Gartner Consulting	2016	448,115	834,385	357,588	398,769	59,569	2,098,426
	2015	435,063	772,577	331,090	392,545	50,480	1,981,755
	2014	418,531	702,314	300,999	379,877	41,991	1,843,712
David Godfrey, SVP, Sales	2016	448,115	834,385	357,588	398,769	54,742	2,093,599
Alwyn Dawkins, SVP, Events	2016	448,115	834,385	357,588	398,769	54,065	2,092,922
	2015	435,063	772,577	331,090	392,545	50,637	1,981,912
	2014	418,531	702,314	300,999	379,877	41,571	1,843,292

(1)	All NEOs elected to defer a portion of their 2016 salary and/or 2016 bonus under the Company’s Non-Qualified Deferred Compensation Plan. Amounts reported include the 2016 deferred portion, and accordingly does not include amounts, if any, released in 2016 from prior years’ deferrals. See Non-Qualified Deferred Compensation Table below.

(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for performance restricted stock units, or PSUs (Stock Awards) and stock-settled stock appreciation rights, or SARs (Option Awards) granted to Messrs. Hall, Safian, Waern, Godfrey and Dawkins. The value reported for the PSUs is based upon the probable outcome of the performance objective as of the grant date, which is consistent with the grant date estimate of the aggregate compensation cost to be recognized over the service period, excluding the effect of forfeitures, for the target grant date award value. The potential maximum value of the PSUs, assuming attainment of the highest level of the performance conditions, is 200% of the target value, and all PSUs and SARs are subject to forfeiture. There were no forfeitures in 2016. See also Note 8 – Stock-Based Compensation - in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2016 for additional information.

(3)	Represents performance-based cash bonuses earned at December 31 of the applicable year and paid in the following February. See footnote (1) to Grants of Plan-Based Awards Table below for additional information.

(4)	See Other Compensation Table below for additional information.

(5)	Mr. Hall is a party to an employment agreement with the Company. See Employment Agreements With Executive Officers – Mr. Hall below.
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Other Compensation Table

This table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Year	Company Match Under Defined Contribution Plans (1)	Company Match Under Non-qualified Deferred Compensation Plan (2)	Other (3)	Total
Eugene A. Hall	2016	7,200	75,951	58,213	141,364
	2015	7,200	78,766	49,878	135,844
	2014	7,000	60,563	47,471	115,034
Craig W. Safian	2016	7,200	28,841	18,671	54,712
	2015	7,200	11,096	9,943	28,239
	2014	7,000	-	4,349	11,349
Per Anders Waern	2016	7,200	25,674	26,695	59,569
	2015	7,200	25,398	17,882	50,480
	2014	7,000	19,495	15,496	41,991
David Godfrey	2016	7,200	25,674	21,868	54,742
Alwyn Dawkins	2016	7,200	25,674	21,191	54,065
	2015	7,200	25,398	18,039	50,637
	2014	7,000	19,495	15,076	41,571

(1)	Represents the Company’s 4% matching contribution in all years to the Named Executive Officer’s 401(k) account (subject to limitations).

(2)	Represents the Company’s matching contribution to the executive’s contributions to our Non-Qualified Deferred Compensation Plan. See Non-Qualified Deferred Compensation Table below for additional information.

(3)	In addition to specified perquisites and benefits, includes other perquisites and personal benefits provided to the executive, none of which individually exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for the executive. In 2016, includes a car allowance of $29,204 received by Mr. Hall per the terms of his employment agreement.

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Grants of Plan-Based Awards Table

This table provides information about awards made to our Named Executive Officers in 2016 pursuant to non-equity incentive plans (our short-term incentive cash bonus program) and equity incentive plans (performance restricted stock units (PSUs), restricted stock units (RSUs) and stock appreciation rights (SARs) awards comprising long-term incentive compensation under our 2014 Plan).

		Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Possible Payouts Under Equity Incentive Plan Awards (2)			Exercise or Base Price of Option Awards ($/Sh) ($)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Eugene A. Hall	2/8/16	-	-	-	0	70,057 PSUs	140,114	-	5,608,763
	2/8/16	-	-	-	-	145,703 SARs	-	80.06	2,403,764
	-	0	953,607	1,902,2145	-	-	-	-	-
Craig W. Safian	2/8/16	-	-	-	0	12,490 PSUs	24,980	-	999,949
	2/8/16	-	-	-	-	25,977 SARs	-	80.06	428,561
	-	0	360,500	721,000	-	-	-	-	-
Per Anders Waern	2/8/16	-	-	-	0	10,422 PSUs	20,844		834,385
	2/8/16	-	-	-	-	21,675 SARs		80.06	357,588
	-	0	315,981	631,962	-	-	-	-	-
David Godfrey	2/8/16	-	-	-	0	10,422 PSUs	20,844		834,385
	2/8/16	-	-	-	-	21,675 SARs		80.06	357,588
	-	0	315,981	631,962	-	-	-	-	-
Alwyn Dawkins	2/8/16	-	-	-	0	10,422 PSUs	20,844		834,385
	2/8/16	-	-	-	-	21,675 SARs		80.06	357,588
	-	0	315,981	631,962	-	-	-	-	-

(1)	Represents cash bonuses that could have been earned in 2016 based solely upon achievement of specified financial performance objectives for 2016 and ranging from 0% (threshold) to 200% (maximum) of target (100%). Bonus targets (expressed as a percentage of base salary) were 105% for Mr. Hall, and 70% for each of Messrs. Safian, Waern, Godfrey and Dawkins. Performance bonuses earned in 2016 and paid in February 2017 were adjusted to 126.2% of their target bonus and are reported under Non-Equity Incentive Plan Compensation in the Summary Compensation Table. See Short-Term Incentive Compensation (Cash Bonuses) in the CD&A for additional information.

(2)	Represents the number of performance-based Restricted Stock Units (PSUs) and stock-settled Stock Appreciation Rights (SARs) awarded on February 8, 2016 under our 2014 Plan. The target number of PSUs (100%) originally awarded on that date was subject to adjustment ranging from 0% (threshold) to 200% (maximum) based solely upon achievement of an associated financial performance objective, and was adjusted to 162.0% of target in February 2017. The adjusted number of PSUs awarded was: Mr. Hall – 113,942; Mr. Safian – 20,233; and Messrs. Waern, Godfrey and Dawkins – 16,883). The PSUs and SARs vest 25% per year commencing one year from grant, subject to continued employment on the vesting date except in the case of death, disability and retirement. See Long-Term Incentive Compensation (Equity Awards) in the CD&A for additional information.

(3)	Represents the closing price of our Common Stock on the New York Stock Exchange on the grant date.

(4)	See footnote (2) to the Summary Compensation Table.
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Employment Agreements with Executive Officers

Only our Chief Executive Officer, Mr. Hall, is a party to a long-term employment agreement with the Company.

Mr. Hall – Employment Agreement

The Company and Mr. Hall are parties to an Amended and Restated Employment Agreement pursuant to which Mr. Hall has agreed to serve as chief executive officer of the Company and is entitled to be nominated to the board of directors (the “CEO Agreement”) until December 31, 2021. The CEO Agreement provides for automatic one year renewals commencing on January 1, 2022, and continuing each year thereafter, unless either party provides the other with at least 60 days prior written notice of an intention not to extend the term.

Under the CEO Agreement, Mr. Hall is entitled to the following annual compensation components:

Component	Description
Base Salary	➢ $908,197, subject to adjustment on an annual basis by the Compensation Committee
Target Bonus

➢ 105% of annual base salary (target), adjusted for achievement of specified Company and individual objectives

➢ The actual bonus paid may be higher or lower than target based upon over - or under - achievement of objectives, subject to a maximum actual bonus of 210% of base salary

Long – term incentive award

➢ Aggregate annual value on the date of grant at least equal to $9,874,375 minus the sum of base salary and target bonus for the year of grant (the “Annual Incentive Award”)

➢ The Annual Incentive Award will be 100% unvested on the date of grant, and vesting will depend upon the achievement of performance goals to be determined by the Compensation Committee

➢ The terms and conditions of each Annual Incentive Award will be determined by the Compensation Committee, and will be divided between restricted stock units (RSUs) and stock appreciation rights (SARs)

➢ The number of RSUs initially granted each year will be based upon the assumption that specified Company objectives set by the Compensation Committee will be achieved, and may be adjusted so as to be higher or lower than the number initially granted for over- or under- achievement of such specified Company objectives

Other

➢ Car allowance

➢ All benefits provided to senior executives, executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability

➢ Entitled to be nominated for election to the Board

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Termination and Related Payments – Mr. Hall

Involuntary or Constructive Termination (no Change in Control)

Mr. Hall’s employment is at will and may be terminated by him or us upon 60 days’ notice. If we terminate Mr. Hall’s employment involuntarily (other than within 24 months following a Change In Control (defined below)) and without Business Reasons (as defined in the CEO Agreement) or a Constructive Termination (as defined in the CEO Agreement) occurs, or if the Company elects not to renew the CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the CEO Agreement, then Mr. Hall will be entitled to receive the following benefits:

Component	Description
Base Salary	➢ accrued base salary and unused paid time off (“PTO”) through termination ➢ 36 months continued base salary paid pursuant to normal payroll schedule
Short-Term Incentive Award (Bonus)	➢ earned but unpaid bonus ➢ 300% of the average of Mr. Hall’s earned annual bonuses for the three years preceding termination, payable in a lump sum
Long – Term Incentive Award

➢ 36 months’ continued vesting in accordance with their terms (including achievement of applicable performance objectives) of all outstanding equity awards

➢ a lump sum payment in cash equal to the value of any ungranted Annual Incentive Awards, multiplied by the percentage of such award that would vest within 36 months following termination (i.e., 75% in the case of a four year vesting period)

Other	➢ reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family

Payment of severance amounts is conditioned upon execution of a general release of claims against the Company and compliance with 36 month non-competition and non-solicitation covenants. In certain circumstances, payment will be delayed for six months following termination under Code Section 409A.

Involuntary or Constructive Termination, and Change in Control

Within 24 months of a Change In Control: if Mr. Hall’s employment is terminated involuntarily and without Business Reasons; or a Constructive Termination occurs; or if the Company elects not to renew the CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the CEO Agreement (i.e., double trigger), Mr. Hall will be entitled to receive the following benefits:

Component	Description
Base Salary	➢ accrued base salary and unused PTO through termination ➢ 3 times base salary then in effect, payable 6 months following termination
Short-Term Incentive Award (Bonus)	➢ any earned but unpaid bonus ➢ 3 times target bonus for fiscal year in which Change In Control occurs, payable 6 months following termination
Long – Term Incentive Award

➢ any ungranted but earned Annual Incentive Awards

➢ all unvested outstanding equity will vest in full, all performance goals or other vesting criteria will be deemed achieved at target levels and all stock options and SARs will be exercisable as to all covered shares

Other	➢ reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family

Immediately upon a Change In Control, all of Mr. Hall’s unvested outstanding equity awards will vest in full, all performance goals or other vesting criteria will be deemed achieved at target levels and all stock options and SARs will be exercisable as to all covered shares. Additionally, any ungranted, but accrued Annual Incentive Awards will be awarded prior to consummation of the Change in Control.

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Should any payments received by Mr. Hall upon a Change In Control constitute a “parachute payment” within the meaning of Code Section 280G, Mr. Hall may elect to receive either the full amount of his Change In Control payments, or such lesser amount as will ensure that no portion of his severance and other benefits will be subject to excise tax under Code Section 4999 of the Code. Additionally, certain payments may be delayed for six months following termination under Code Section 409A.

The CEO Agreement utilizes the 2014 Plan definition of “Change In Control” which currently provides that a Change In Control will occur when (i) there is a change in ownership of the Company such that any person (or group) becomes the beneficial owner of 50% of our voting securities, (ii) there is a change in the ownership of a substantial portion of the Company’s assets and (iii) there is a change in the effective control of the Company such that a majority of members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election.

In the CEO Agreement, Mr. Hall also agrees not to engage in any competitive activities and not to solicit Gartner employees for 36 months following termination of employment.

Termination and Related Payments – Other Executive Officers

In the event of termination for cause, voluntary resignation or as a result of death, disability or retirement, no severance benefits are provided. In the event of termination for cause or voluntary resignation, all equity awards are forfeited except as discussed below under Death, Disability and Retirement. In the event of termination without cause (including in connection with a Change In Control), other executive officers are entitled to receive the following benefits:

Component	Description
Base Salary	➢ accrued base salary and unused PTO (not to exceed 25 days) through termination ➢ 12 months continued base salary paid pursuant to normal payroll schedule
Long – Term Incentive Awards

➢ If terminated within 12 months of a Change in Control, all unvested outstanding equity will vest in full (upon adjustment if performance adjustment has not occurred on termination), and all stock options and SARs will be exercisable as to all covered shares for 12 months following termination; otherwise unvested awards are forfeited

➢ If no Change in Control, unvested equity awards are forfeited (except in the case of death, disability and retirement, discussed below)

Other	➢ Reimbursement for up to 12 months’ COBRA premiums for executive and family

In order to receive severance benefits, the executive officers who are terminated are required to execute and comply with a separation agreement and release of claims in which, among other things, the executive reaffirms his or her commitment to confidentiality and non-competition obligations (that bind all employees for one year following termination of employment) and releases the Company from various employment-related claims. In addition, in the case of Named Executive Officers (other than Mr. Hall), severance will not be paid to any executive who refuses to accept an offer of comparable employment from Gartner or who does not cooperate or ceases to cooperate when being considered for a new position with Gartner, in each case as determined by the Company. Finally, under certain circumstances, payments and release of shares may be delayed for six months following termination under Code Section 409A.

Death, Disability and Retirement

For all equity awards made prior to 2015, in the case of termination due to death, disability or retirement (as defined), our executive officers are entitled to immediate vesting of all PSUs and SARs that would have vested (assuming continued service) during the 12 months following termination. Commencing with the 2015 equity awards, our executive officers are entitled to immediate vesting of all outstanding awards in the case of termination due to death or disability, and continued vesting depending upon the age of the officer in the case of retirement (as defined) as described in the following table:

Termination Event	Treatment of Unvested Equity Awards
Death or Disability – pre 2015 awards	➢ 12 months additional vesting upon event
Death or Disability – 2015 et seq. awards	➢ 100% vesting upon event
Retirement – not eligible	➢ Unvested awards forfeited
Retirement – pre 2015 awards - eligible	➢ 12 months additional vesting upon event
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Termination Event	Treatment of Unvested Equity Awards
Retirement – 2015 et seq. awards – eligible	➢ If < 60 years of age, 12 months continued vesting ➢ If 60, 24 months continued vesting ➢ If 61, 36 months continued vesting ➢ If 62 or more, unvested awards vest in full in accordance with its term

In order to receive retirement vesting, an officer must be retirement “eligible” on the date of retirement; if not, all unvested awards are forfeited upon retirement. Retirement eligibility is defined in our current equity award agreements as follows: (i) on the date of retirement the officer must be at least 55 years old and have at least 5 years continued service and (ii) the sum of the officer’s age and years of continued service must be 65 or greater. At December 31, 2016, of our NEOs, only Mr. Hall qualified for the additional vesting benefit upon retirement. Disability is defined in our current equity award agreements as total and permanent disability.

For all SAR awards prior to 2015, the SARs remain exercisable for the earlier of the applicable expiration date or one year from termination in the case of death, disability or retirement. Commencing with the 2015 SAR awards, the SARs remain exercisable for the earlier of the applicable expiration date or one year from termination in the case of death and disability, and through the expiration date in the case of retirement. In each case, upon termination for any other reason, vested SARs remain exercisable for the earlier of the applicable expiration date or 90 days from the date of termination. In the case of death, disability or retirement, unvested and unadjusted PSUs to which the officer is entitled will be adjusted based upon achievement of the related performance metric upon certification by the Compensation Committee. In all cases related to retirement, the officer must be retirement eligible.

Potential Payments Upon Termination or Change in Control

Employment Agreements With Executive Officers above contains a detailed discussion of the payments and other benefits to which our CEO and other Named Executive Officers are entitled in the event of termination of employment or upon a Change In Control, and the amounts payable assuming termination under various circumstances at December 31, 2016 are set forth below. In each case, each Named Executive Officer would also be entitled to receive accrued personal time off (PTO) and the balance in his deferred compensation plan account.

Mr. Hall, CEO

The table below quantifies (in dollars) amounts that would be payable by the Company, and the value of shares of Common Stock that would be released, to Mr. Hall had his employment been terminated on December 31, 2016 (the “Termination Date”) as a result of (i) involuntary termination without cause and/or constructive termination; (ii) death, disability or retirement; or (iii) a Change In Control. See Outstanding Equity Awards At Fiscal Year End Table below for a list of Mr. Hall’s unvested equity awards at the end of 2016. Mr. Hall was eligible for retirement benefits at December 31, 2016.

Involuntary termination (severance benefits) (1)	Involuntary termination (continued vesting of equity awards) (2)	Total Involuntary termination (1), (2)	Death, disability or retirement (value of unvested equity awards) (3)	Change in Control (severance benefits) (4)	Change in Control (acceleration of unvested equity awards) (5)	Total Change in Control (4), (5)
7,347,612	34,412,566	35,147,327	33,630,984	6,878,322	33,655,560	40,533,882

(1)	Represents the sum of (w) three times base salary in effect at Termination Date; (x) 300% of the average actual bonus paid for the prior three years (2013, 2014 and 2015); (y) unpaid 2016 bonus; and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at rate in effect on the Termination Date).

(2)	Represents (x) the fair market value using the closing price of our Common Stock on December 31, 2016, or $101.07 (the “Year End Price”) of unvested PSUs that would have vested within 36 months following the Termination Date, plus (y) the spread between the

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Year End Price and the exercise price for all in-the-money SARs that would have vested within 36 months following the Termination Date, multiplied by the number of such SARs.

(3)	Represents (x) the fair market value using the Year End Price of (i) unvested PSUs awarded prior to 2015 that would have vested within 12 months following the Termination Date and (ii) all unvested PSUs awarded in 2015 and 2016, plus (y) the spread between the Year End Price and the exercise price for all in-the-money SARs awarded in 2015 and 2016 that would have vested within 12 months following the Termination Date and (ii) all unvested SARs awarded in 2015 and 2016, multiplied by the number of such SARs. 2016 PSUs are adjusted based upon applicable performance metrics.

(4)	Represents the sum of (w) three times base salary in effect at Termination Date, (x) three times 2016 target bonus, (y) unpaid 2016 bonus, and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect on the Termination Date).

(5)	Represents (x) the fair market value using the Year End Price of all unvested PSUs on the Termination Date (at target in the case of unadjusted 2016 PSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.

Other Named Executive Officers

The table below quantifies (in dollars) amounts that would be payable by the Company, and the value of shares of Common Stock that would be released, to our Named Executive Officers (other than Mr. Hall) had their employment been terminated on December 31, 2016 (the “Termination Date”) as a result of (i) involuntary termination without cause and/or constructive termination; (ii) death or disability; or (iii) a Change In Control. None of these NEOs were eligible for retirement benefits at December 31, 2016. See Outstanding Equity Awards At Fiscal Year End Table below for a list of unvested equity awards held by each Named Executive Officer at the end of 2016.

Named Executive Officer	Involuntary termination (severance benefits) (1)	Value of unvested equity awards (death, disability or retirement) (2)	Value of unvested equity awards (Change In Control) (3)	Total Change In Control (1), (3)
Craig W. Safian	537,096	4,818,667	4,392,151	4,929,247
Per Anders Waern	473,596	4,984,529	4,988,210	5,461,806
David Godfrey	473,596	4,984,529	4,988,210	5,461,806
Alwyn Dawkins	473,596	4,984,529	4,988,210	5,461,806

(1)	Represents 12 months’ base salary in effect on the Termination Date plus the amount of health insurance premiums for the executive, his spouse and immediate family for 12 months (at premiums in effect on the Termination Date) payable in accordance with normal payroll practices. Since the executive must be employed on the bonus payment date (February 2017 in order to receive earned but unpaid 2016 bonus, in the event of termination on December 31, 2016, 2016 bonus would have been forfeited and, therefore, is excluded. See Non-Equity Incentive Plan Compensation in the Summary Compensation Table above for these bonus amounts.

(2)	Represents (x) the fair market value using the closing price of our Common Stock on December 31, 2016, or $101.07 (the “Year End Price”) of (i) unvested PSUs awarded prior to 2015 that would have vested within 12 months following the Termination Date, and (ii) 100% of unvested PSUs awarded in 2015 and 2016, plus (y) the spread between the Year End Price and the exercise price of (i) all in-the-money SARs awarded prior to 2015 that would have vested within 12 months following the Termination Date, and (ii) 100% of unvested SARs awarded in 2015 and 2016, multiplied by the number of such SARs, in the event of death or disability. 2016 PSUs are adjusted based upon applicable performance metrics. Messrs. Safian, Waern, Godfrey and Dawkins were not eligible for retirement benefits on December 31, 2016 and would have forfeited all unvested equity had they retired on the Termination Date.

(3)	Represents (x) the fair market value using the Year End Price of all unvested PSUs on the Termination Date (at target in the case of unadjusted 2016 PSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.

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Outstanding Equity Awards at Fiscal Year-End Table

This table provides information on each option (including stock appreciation rights or SARs) and stock (including restricted stock units (RSUs) and performance restricted stock units (PSUs) award held by each Named Executive Officer at December 31, 2016. All performance criteria associated with these awards (except for the 2016 PSU award (see footnote 4)) were fully satisfied as of December 31, 2016, and the award is fixed. The market value of the stock awards is based on the closing price of our Common Stock on the New York Stock Exchange on December 31, 2016, which was $101.07. Upon exercise of, or release of restrictions on, these awards, the number of shares ultimately issued to each executive will be reduced by the number of shares withheld by Gartner for tax withholding purposes and/or as payment of exercise price in the case of options and SARs.

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Eugene A. Hall
(1), (5)	98,062	32,687	49.37	2/12/20	26,918	2,720,602	-	-
(2), (5)	67,491	67,490	64.64	2/10/21	63,031	6,360,543	-	-
(3), (5)	31,688	95,062	77.92	2/9/22	79,878	8,073,269	-	-
(4), (5)	-	145,703	80.60	2/08/23	-	-	70,057	7,080,661
Craig W. Safian
(1)	-	-	-	-	2,025	204,667	-	-
(2)	-	-	-	-	3,480	351,727	-	-
(3)	-	-	-	-	12,962	1,310,069	-	-
(6)	-	15,427	77.92	-	3,566	360,416	-	-
(4), (5)	-	25,977	80.06	2/8/23	-	-	12,490	1,262,364
Per Anders Waern
(1), (5)	-	4,726	49.37	2/12/20	3,892	393,364	-	-
(2), (5)	-	10,040	64.64	2/10/21	9,376	947,632	-	-
(3), (5)	-	14,141	77.92	2/9/22	11,883	1,201,015	-	-
(4), (5)	-	21,675	80.60	2/08/23	-	-	10,422	1,053,352
David Godfrey
(1), (5)	-	4,726	49.37	2/12/20	3,892	393,364	-	-
(2), (5)	10,040	10,040	64.64	2/10/21	9,376	947,632	-	-
(3), (5)	4,714	14,141	77.92	2/9/22	11,883	1,201,015	-	-
(4), (5)	-	21,675	80.60	2/08/23	-	-	10,422	1,053,352
Alwyn Dawkins
(5)	20,239	-	37.81	2/09/19	-		-	-
(1), (5)	14,179	4,726	49.37	2/12/20	3,892	393,364	-	-
(2), (5)	10,040	10,040	64.64	2/10/21	9,376	947,632	-	-
(3), (5)	4,714	14,141	77.92	2/9/22	11,883	1,201,015	-	-
(4), (5)	-	21,675	80.60	2/08/23	-	-	10,422	1,053,352

(1)	Vest 25% per year commencing 2/12/14.

(2)	Vest 25% per year commencing 2/10/15.
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(3)	Vest 25% per year commencing 2/9/16.

(4)	Vests 25% per year commencing 2/8/17. The market value of the Stock Award is presented at target (100%), and the amount ultimately awarded could range from 0% to 200% of the target award and the maximum payout value is 200% of target. After certification of the applicable performance metric in February 2017, the amount actually awarded on account of Stock Awards was adjusted to 162% of target. The actual number of PSUs awarded to the NEOs is reported in footnote (2) to the Grants of Plan – Based Awards Table.

(5)	The amounts shown under Option Awards represent SARs that will be stock-settled upon exercise; accordingly, the number of shares ultimately received upon exercise will be less than the number of SARs held by the executive and reported in this table.

(6)	Vest 25% per year commencing 6/13/15.

Option Exercises and Stock Vested Table

This table provides information for the NEOs for the aggregate number of SARs that were exercised, and stock awards that vested and released, during 2016 on an aggregate basis, and does not reflect shares withheld by the Company for exercise price or withholding taxes.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($)(3)
Eugene A. Hall	45,594	4,466,844	62,527	5,050,620
Craig W. Safian	-	-	7,386	613,729
Per Anders Waern	4,198	414,930	10,332	834,974
David Godfrey	9,999	980,625	10,332	834,894
Alwyn Dawkins	4,379	419,990	9,973	805,849

(1)	Represents the spread between (i) the market price of our Common Stock at exercise and (ii) the exercise price for all SARs exercised during the year, multiplied by the number of SARs exercised.

(2)	Represents PSUs awarded in prior years as long-term incentive compensation that released in 2016.

(3)	Represents the number of shares that released multiplied by the market price of our Common Stock on the release date.

Non-Qualified Deferred Compensation Table

The Company maintains a Non-Qualified Deferred Compensation Plan for certain officers and key personnel whose aggregate compensation in 2016 was expected to exceed $325,000. This plan currently allows qualified U.S.-based employees to defer up to 50% of annual salary and/or up to 100% of annual bonus earned in a fiscal year. In addition, in 2016 the Company made a contribution to the account of each Named Executive Officer who deferred compensation equal to the amount of such executive’s contribution (not to exceed 4% of base salary and bonus), less $7,200. Deferred amounts are deemed invested in several independently-managed investment portfolios selected by the participant for purposes of determining the amount of earnings to be credited by the Company to that participant’s account. The Company may, but need not, acquire investments corresponding to the participants’ designations.

Upon termination of employment for any reason, all account balances will be distributed to the participant in a lump sum, except that a participant whose account balance is in excess of $25,000 may defer distributions for an additional year, or elect to receive the balance in 20, 40 or 60 quarterly installments. In the event of an unforeseen emergency (which includes a sudden and unexpected illness or accident of the participant or a dependent, a loss of the participant’s property due to casualty or other extraordinary and unforeseeable circumstance beyond the participant’s control), the participant may request early payment of his or her account balance, subject to approval.

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The following table provides information (in dollars) concerning contributions to the Deferred Compensation Plan in 2016 by the participating Named Executive Officers, the Company’s matching contributions, 2016 earnings, aggregate withdrawals and distributions and account balances at year end:

Name	Executive Contributions in 2016 (1)	Company Contributions in 2016 (2)	Aggregate Earnings (loss) in 2016	Aggregate Withdrawals/ Distributions in 2016	Aggregate Balance at 12/31/16
Eugene A. Hall	84,665	75,951	59,669	170,643	606,327
Craig W. Safian	36,899	28,841	7,705	-	102,503
Per Anders Waern	33,626	25,674	37,905	-	472,648
David Godfrey	57,179	25,674	30,258	-	301,385
Alwyn Dawkins	39,254	25,674	33,019	198,844	258,021

(1)	Executive Contributions are included in the “Base Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for the NEOs.

(2)	Company Contributions are included in the “All Other Compensation” column of the Summary Compensation Table, and in the “Company Match Under Non-qualified Deferred Compensation Plan” column of the Other Compensation Table for the NEOs.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2016 regarding the number of shares of our Common Stock that may be issued upon exercise of outstanding options, stock appreciation rights and other rights (including restricted stock units, performance stock units and common stock equivalents) awarded under our equity compensation plans (and, where applicable, related weighted-average exercise price information), as well as shares available for future issuance under our equity compensation plans. All equity plans with outstanding awards or available shares have been approved by our stockholders.

	Column A	Column B	Column C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding shares in Column A)
2003 Long - Term Incentive Plan (1)	1,202,355	54.12	-
2014 Long – Term Incentive Plan (2)	1,513,921	79.08	6,710,331
2011 Employee Stock Purchase Plan	-	-	907,503
Total	2,716,276	61.28	7,617,834

(1)	Award shares under the 2003 plan withheld for taxes, surrendered to pay exercise price or cancelled are retired; at the present time all awards are made under the 2014 Plan.

(2)	Award shares under the 2014 Plan withheld for taxes, surrendered to pay exercise price or cancelled are returned to the available share pool.

From January 1, 2017 to April 1, 2017: 423,221 RSUs and/or PSUs were awarded to our executive officers and associates, and 298,578 SARs were awarded to our executive officers, primarily in connection with the 2017 annual equity award; 1,737 Common Stock Equivalents were issued to our directors for directors fees; 148,556 shares withheld for taxes, surrendered to pay exercise price or cancelled relating to awards made under the 2003 Plan were retired; and 114,059 shares withheld for taxes, surrendered to pay exercise price or cancelled relating to awards made under the 2014 Plan were returned to the available share pool in that plan.

As of April 1, 2017 under both the 2003 and 2014 Plans: there were no options and an aggregate of 1,557,653 SARs outstanding, with a weighted average exercise price of $69.52 and an average remaining term of 4.79 years; and there were an aggregate of 1,253,117 full value shares represented by unvested outstanding RSUs and PSUs outstanding. Additionally, there were 5,439,391 shares available for future grant under the 2014 Plan.

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PROPOSAL TWO:

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to stockholder vote to approve the compensation of our Named Executive Officers. The stockholder vote on this resolution is advisory only. However, the Compensation Committee and the Board will consider the voting results when making future executive compensation decisions.

The text of the resolution in respect of Proposal No. 2 is as follows:

Resolved, that the compensation of Gartner’s Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

In considering your vote, stockholders may wish to review with care the information on Gartner’s compensation policies and decisions regarding the Named Executive Officers presented in the CD&A on pages 16 - 27, including, in particular, the information concerning Company performance included in the Executive Summary on pages 16 - 18 and highlights of our Compensation Practices on pages 18 - 19.

In particular, stockholders should note that the Compensation Committee bases its executive compensation decisions on the following:

➢	the need to attract, motivate and retain highly talented, creative and entrepreneurial individuals in a highly competitive industry and market place;
➢

the need to motivate our executives to maximize the performance of our Company through pay-for-performance compensation components which have led executives to deliver outstanding performance for the past several years;

➢	comparability to the practices of peers in our industry and other comparable companies generally based upon available benchmarking data; and
➢	the alignment of our executive compensation programs with stockholder value through heavily weighted performance- based compensation elements.

As noted in the Executive Summary on commencing on page 16, 2016 was another year of record achievement for Gartner, largely as a result of the achievements, focus and skill of our executive leadership team. We achieved Contract Value, Revenue, EBITDA and EPS growth of 14%, 14%, 10% and 24%, respectively on an FX neutral basis where applicable. Additionally, our Common Stock returned compound annual growth rates of 11%, 12% and 24% on a 1, 3 and 5 year basis, significantly out-performing the S&P 500 and NASDAQ Total Return indices for the corresponding periods.

The Board believes that Gartner’s executive compensation program has a proven record of effectively driving superior levels of financial performance, stockholder value, alignment of pay with performance, high ethical standards and attraction and retention of highly talented executives.

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR the foregoing resolution to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on our review of information on file with the SEC and our stock records, the following table provides certain information about beneficial ownership of shares of our Common Stock as of April 1, 2017 (including shares that will release or are or will become exercisable within 60 days following April 1, 2017) held by: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent (5%) of our Common Stock; (ii) each of our directors; (iii) each Named Executive Officer; and (iv) all directors, Named Executive Officers and other current executive officers as a group. Unless otherwise indicated, the address for those listed below is c/o Gartner, Inc., 56 Top Gallant Road, Stamford, CT 06904. The amounts shown do not include CSEs that release upon termination of service as a director, or deferred RSUs that will not release within 60 days. Since all stock appreciation rights (SARs) are stock-settled (i.e., shares are withheld for the payment of exercise price and taxes), the number of shares ultimately issued upon settlement will be less than the number of SARS exercised. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table directly own, and have sole voting and investment power with respect to, all shares of Common Stock shown as beneficially owned by them. To the Company’s knowledge, none of these shares has been pledged.

Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned
Michael J. Bingle (1)	27,755	*
Peter E. Bisson (2)	1,743	*
Richard J. Bressler	17,488	*
Raul E. Cesan (3)	94,110	*
Karen E. Dykstra (1)	20,723	*
Anne Sutherland Fuchs (1)	34,696	*
William O. Grabe (1)	130,293	*
Stephen G. Pagliuca (1)	55,398	*
James C. Smith (4)	1,056,588	1.3
Eugene A. Hall (5)	1,505,414	1.8
Craig W. Safian (6)	34,878	*
Per Anders Waern	-	*
David Godfrey (7)	40,666	*
Alwyn Dawkins (8)	79,297	*
All current directors, Named Executive Officers and other executive officers as a group (21 persons) (9)	3,583,773	4.3
Baron Capital Group, Inc. (10) 767 Fifth Avenue, New York, NY 10153	7,502,738	9.0
Blackrock, Inc. (11) 40 East 52nd Street, New York, NY 10022	7,796,236	9.4
The Vanguard Group, Inc. (12) 100 Vanguard Blvd., Malvern, PA 19355	6,388,272	7.7
*	Less than 1%

(1)	Includes 1,960 RSUs that will release on May 26, 2017, subject to continued service (the “2016 Director RSU Award”).

(2)	Represents 1,743 RSUs that will release on May 26, 2017, subject to continued service.

(3)	Includes 30,000 shares held by a family foundation as to which Mr. Cesan may be deemed a beneficial owner, and the 2016 Director RSU Award.

(4)	Includes the 2016 Director RSU Award, 50,000 shares held by members of Mr. Smith’s immediate family and 211,900 shares held by a family foundation as to which Mr. Smith may be deemed a beneficial owner.

(5)	Includes 331,787 vested and exercisable stock appreciation rights (“SARs”).

(6)	Includes 16,781 vested and exercisable SARs.
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(7)	Includes 34,633 vested and exercisable SARs.

(8)	Includes 48,812 vested and exercisable SARs.

(9)	Includes 19,008 RSUs shares that will release within 60 days, and 673,559 vested and exercisable SARs.

(10)	Includes shares beneficially owned by Baron Capital Group, Inc. (“BCG”) and Ronald Baron; also includes 7,260,279 shares beneficially owned by BAMCO, Inc. and 242,459 shares beneficially owned by Baron Capital Management, Inc., subsidiaries of BCG. Ronald Baron owns a controlling interest in BCG.

(11)	Includes shares held by various subsidiaries and/or affiliates of Blackrock, Inc.

(12)	Includes shares beneficially owned by The Vanguard Group, Inc. as an investment adviser, and includes 43,404 shares beneficially owned by Vanguard Fiduciary Trust Company as investment manager of collective trust accounts, and 66,518 shares beneficially owned by Vanguard Investments Australia, Ltd as investment manager.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes of ownership with the SEC and to furnish us with copies of the reports they file. To assist with this reporting obligation, the Company prepares and files ownership reports on behalf of its officers and directors pursuant to powers of attorney issued by the officer or director to the Company. Based solely on our review of these reports, or written representations from certain reporting persons, there were no late filings in 2016.

TRANSACTIONS WITH RELATED PERSONS

Gartner is a provider of comprehensive research coverage of the IT industry to over 10,000 distinct enterprises in over 90 countries. Because of our worldwide reach, it is not unusual for Gartner to engage in ordinary course of business transactions involving the sale of research or consulting services with entities in which one of our directors, executive officers or a greater than 5% owner of our stock, or immediate family member of any of them, may also be a director, executive officer, partner or investor, or have some other direct or indirect interest. We will refer to these transactions generally as related party transactions.

Our Governance Committee reviews all related party transactions to determine whether any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, has a material direct or indirect interest, or whether the independence from management of our directors may be compromised as a result of the relationship or transaction. Our Board Principles and Practices, which are posted on www.investor.gartner.com, require directors to disclose all actual or potential conflicts of interest regarding a matter being considered by the Board or any of its committees and to excuse themselves from that portion of the Board or committee meeting at which the matter is addressed to permit independent discussion. Additionally, the member with the conflict must abstain from voting on any such matter. The Governance Committee is charged with resolving any conflict of interest issues brought to its attention and has the power to request the Board to take appropriate action, up to and including requesting the involved director to resign. Our Audit Committee and/or Board of Directors reviews and approves all material related party transactions involving our directors in accordance with applicable provisions of Delaware law and with the advice of counsel, if deemed necessary.

The Company maintains a written conflicts of interest policy which is posted on our intranet and prohibits all Gartner employees, including our executive officers, from engaging in any personal, business or professional activity which conflicts with or appears to conflict with their employment responsibilities and from maintaining financial interests in entities that could create an appearance of impropriety in their dealings with the Company. Additionally, the policy prohibits all Gartner employees from entering into agreements on behalf of Gartner with any outside entity if the employee knows that the entity is a related party to a Gartner employee; i.e., that the contract would confer a financial benefit, either directly or indirectly, on a Gartner employee or his or her relatives. All potential conflicts of interest and related party transactions involving Gartner employees must be reported to, and pre-approved by, the General Counsel.

In 2016, there were no related party transactions in which any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, had or will have a direct or indirect material interest.

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PROPOSAL THREE:

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

As part of the “Say on Pay” rules adopted by Congress, the Company stockholders may indicate, by a non-binding vote, the frequency of future advisory votes on executive compensation (in other words, how often a proposal similar to this year’s Proposal No. 2 will be included in the matters to be voted on at the Annual Meeting). The choices available under the Say on Pay rules are every one, two or three years.

The frequency selected by the stockholders for conducting Say on Pay voting at the Annual Meetings of the stockholders of the Company is not a binding determination. However, the frequency selected will be given due consideration by the Board of Directors in its discretion.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the stockholders recommend, in an advisory vote, whether a stockholder advisory vote to approve the compensation of Gartner’s named executive officers should occur every one, two or three years.

Since 2012, in response to the first stockholder “frequency” vote, the Company has included an annual say on pay advisory vote proposal in its proxy statement.

RECOMMENDATION OF OUR BOARD

The Board of Directors recommends that you select EVERY YEAR as the desired frequency for a stockholder vote on executive compensation under the Say on Pay rules.

PROPOSAL FOUR:

APPROVAL OF THE AMENDED AND RESTATED EXECUTIVE PERFORMANCE BONUS PLAN

As discussed in detail in the Compensation Discussion and Analysis, the Compensation Committee has for many years approved short-term incentive compensation to our executive officers in the form of cash bonuses that may be earned for the achievement of performance objectives set by the Compensation Committee. We believe this element of compensation drives outstanding performance and stockholder value. In 2007, the Company first adopted an Executive Performance Bonus Plan that was intended to entitle the Company to a full income tax deduction for any performance-based incentive cash compensation paid to our Chief Executive Officer and our other most highly compensated executive officers, and the plan was approved by stockholders at the 2007 Annual Meeting and reapproved at the 2012 Annual Meeting. In order to continue to potentially take full advantage of this tax deduction, we are required under IRS regulations to seek stockholder approval of the material terms of this plan every five years. Accordingly, the Company is presenting the Amended and Restated Executive Performance Bonus Plan (the “Amended Bonus Plan”) to its stockholders at the 2017 Annual Meeting for their approval.

The Amended Bonus Plan requires the approval of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. If the stockholders choose not to approve this Proposal, short-term incentive compensation will not be paid under the Amended Bonus Plan. However, the Company likely will consider continuing to provide short-term incentive cash bonus opportunities outside of the Amended Bonus Plan, which bonuses may not be deductible to the Company.

The following paragraphs provide a summary of the principal features of the Amended Bonus Plan and its operation. The Amended Bonus Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

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PLAN SUMMARY

Purpose. The purpose of the Amended Bonus Plan is to motivate executive officers to achieve goals relating to the performance of the Company, its subsidiaries or business units, and to reward them when those objectives are satisfied, thereby increasing stockholder value and the success of Gartner. The Amended Bonus Plan is also designed to assist the Company in attracting and retaining executive talent. If certain requirements are satisfied, bonuses awarded under the Amended Bonus Plan to eligible employees may qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the of the Code (“Section 162(m)”).

Eligibility to Participate. The Compensation Committee of the Board of Directors (the “Committee”) selects the employees of the Company (and its affiliates) who will be eligible to receive awards under the Amended Bonus Plan. At the present time, we expect that participation will be limited to the Company’s executive officers, a total of 12 executives as of the date of this Proxy Statement. However, the Committee has discretion to include other employees in the Amended Bonus Plan in its discretion. If the Amended Bonus Plan is approved by stockholders, the first participants in the Amended Bonus Plan likely will be chosen for participation for calendar year 2018. No person is automatically entitled to participate in the Amended Bonus Plan in any particular year.

Target Awards and Performance Goals. Each performance period, the Committee assigns each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s target award typically will be expressed as a percentage of his or her base salary earned during the applicable performance period (or as a specific dollar amount or the result of one or more formulas). The performance goals require the achievement of objectives for one or more of (a) cash flow, (b) contract value, (c) customer efficiency, (d) profit, (e) revenue, (f) selling, general and administrative expenses and (g) total stockholder return. Each of these measures is defined in the Amended Bonus Plan. Performance goals may either be the same for, or differ from, participant to participant, performance period to performance period and from award to award, as the Committee may determine.

The Committee may choose to set performance goals: (1) in absolute terms; (2) in combination with another performance goal or goals (for example, as a ratio or matrix); (3) in relative terms (for example, as compared to results for other period of time, against other objective metrics and/or another company, companies, index or indices); (4) with respect to equity, assets or human resources of the Company (including, for example, on a per share and/or per capita basis; (5) against the performance of the Company as a whole or a specific business unit(s) (including acquired business units), business segment(s) or product(s) of the Company; (6) on a pre-tax or after-tax basis; and/or (7) on a GAAP or non-GAAP basis. For example, the Committee could determine that awards may be earned for a particular performance period for the achievement of a specified level or levels for profit calculated before interest, taxes, depreciation and amortization (in other words, EBITDA). As another example, the Committee could determine that awards may be earned for a performance period for the achievement of a goal or goals for profit divided by the number of shares of Company common stock that are outstanding (in other words, earnings per share or EPS). The Committee also will determine whether any element(s) (for example, the effect of mergers, acquisitions and/or dispositions, litigation, restructuring or reorganization programs, currency exchange and/or changes in tax or other laws) will be included in or excluded from the calculations, or whether or not such any performance goal will be measured on a GAAP or non-GAAP basis. Each performance period will last one fiscal year.

Actual Awards. After the performance period ends, the Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award (if any) that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Amended Bonus Plan limits actual awards to a maximum of $5 million per person for any performance period, even if the pre-established formula otherwise indicates a larger award.

The Committee has discretion to reduce or eliminate (but not increase) the actual award of any participant. Also, unless determined otherwise by the Committee, a participant will forfeit the bonus if a participant terminates employment (other than due to death, disability or retirement) after a bonus is earned, but before it is paid. Actual awards generally are paid in cash generally no later than two and one-half months after the performance period ends.

Clawback. The Committee may require a participant to forfeit, return or reimburse the Company for any part of an award to the extent required by law or any clawback policy adopted by the Company, on account of fraud, breach of fiduciary duty, reinstatement of financial statements as a result of fraud, willful errors or omissions, or violation of law or material Company policies.

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Administration. The Committee administers the Amended Bonus Plan. Members of the Committee must qualify as outside directors under Section 162(m). Subject to the terms of the Amended Bonus Plan, the Committee has sole discretion to:

•	select the employees who will be eligible to receive awards;

•	determine the target award for each participant;

•	determine the performance goals that must be achieved before any actual awards are paid;

•	establish a payout formula to provide for an actual award greater or less than a participant’s target award to reflect actual performance versus the predetermined performance goals; and

•	interpret the provisions of the Amended Bonus Plan.

Performance Based Compensation. The Amended Bonus Plan is intended to allow us to pay bonuses that qualify as “performance-based” compensation under Section 162(m). Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the three other most highly compensated executive officers (other than the Chief Financial Officer) to the extent that any of these persons receives more than $1 million in cash compensation in any one year. However, if the Company pays compensation that is “performance based” under Section 162(m) and is paid pursuant to a stockholder-approved plan, the Company still may receive a federal income deduction for the compensation even if it is more than $1 million during a single year. Your approval of the Amended Bonus Plan will permit (but not require) the Company to pay incentive compensation that is intended to be performance-based and fully tax deductible on the Company’s federal income tax return.

Amendment and Termination of the Plan. The Board may amend or terminate the Amended Bonus Plan at any time and for any reason. However, no amendment or termination may impair the rights of a participant with respect to already established target awards, unless the participant consents.

PARTICIPATION IN PLAN BENEFITS

The Amended Bonus Plan is not effective until January 1, 2018 and is expected to be first implemented for the calendar year 2018 performance period. Awards under the Amended Bonus Plan are determined based on actual future performance. As a result, future actual awards cannot now be determined. For purposes of illustration only, the table set forth below provides the 2016 bonus amounts earned by the named executive officers (and all executive officers as a group) under the Company’s current Executive Performance Bonus Plan. The 2016 bonus program was very similar to the Amended Bonus Plan and 2016 bonus awards were paid in February 2017. See Compensation Discussion and Analysis – “How the Company Determines the Amount (and Where Applicable, the Formula) for Each Element to Pay.” These individuals currently would be expected to participate in the Amended Bonus Plan for the 2018 performance period. Any amounts paid under the Amended Bonus Plan may be higher or lower than these amounts. In the future, the Committee will select appropriate performance goals that relate to the achievement of targets for the 2018 performance period. Your approval of the Amended Bonus Plan will help us in meeting the requirements necessary to qualify as performance-based compensation. Because our executive officers are eligible to receive awards under the Amended Bonus Plan, our executive officers have an interest in this proposal.

Name of Individual or Group	2016 Amount ($)
Eugene A. Hall, Chief Executive Officer	1,203,451
Craig Safian, SVP & Chief Financial Officer	454,951
Per Anders Waern, SVP, Gartner Consulting	398,769
David Godfrey, SVP, Sales	398,769
Alwyn Dawkins, SVP, Events	398,769
All executive officers, as a group (12 persons)	5,318,134
All directors who are not executive officers, as a group*	-
All employees who are not executive officers, as a group	-
*Non-employee directors are not eligible under the Amended Bonus Plan.

There can be no assurance that any awards for 2018 or any subsequent performance period actually will be paid. The actual award paid (if any) will vary depending on actual performance compared to the targeted performance goals for the applicable performance

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period, and may be more or less than the 2016 amounts provided above. The Committee has discretion to decrease (but not increase) any award otherwise indicated under a pre-established formula. The Committee also may choose to pay bonuses outside of the Amended Bonus Plan for strategic or other reasons. Any such bonuses may not be deductible to the Company.

IF THE AMENDED BONUS PLAN IS NOT APPROVED

If the stockholders do not approve the Amended Bonus Plan, no awards of short-term incentive compensation will be made under the Amended Bonus Plan. The Committee nonetheless may consider continuing to provide short-term incentive compensation to executives in future fiscal years. Any amounts paid to executive officers may not be fully deductible for federal income tax purposes. Stockholder approval of the Amended Bonus Plan will help the Company in seeking to make this form of compensation fully tax-deductible.

The text of the resolution in respect of Proposal No. 4 is as follows:

“RESOLVED, that the stockholders approve the Amended and Restated Executive Performance Bonus Plan.”

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote “FOR”
approval of the Amended and Restated Executive Performance Bonus Plan.

PROPOSAL FIVE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as the Company’s independent auditor for the 2017 fiscal year. Additional information concerning the Audit Committee and its activities with KPMG can be found in the Audit Committee Report and the Principal Accountant Fees and Services below.

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation and oversight of the Company’s independent auditor. Ratification by the stockholders of the appointment of KPMG is not required by law, the Company’s bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG for stockholder ratification to ascertain stockholders’ views on the matter. Representatives of KPMG will attend the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Principal Accountant Fees and Services

During 2016, KPMG performed recurring audit services, including the audit of our annual consolidated financial statements and the audit of internal controls over financial reporting as of December 31, 2016, reviews of our quarterly financial information, and certain statutory audits and certain tax services for the Company. The aggregate fees billed for professional services by KPMG in 2015 and 2016 for various services performed by them were as follows:

Types of Fees	2015 ($)	2016 ($)
Audit Fees	2,729,400	2,857,000
Audit-Related Fees	7,600	28,000
Tax Fees	513,277	545,000
All Other Fees	-	3,000
Total Fees	3,250,277	3,433,000

Audit Fees

Audit fees relate to professional services rendered by KPMG for the audit of the Company’s annual consolidated financial statements contained in its Annual Report on Form 10-K, audit of internal controls over financial reporting and reviews of the Company’s quarterly financial information contained in its Quarterly Reports on Form 10-Q, as well as work performed in connection with statutory and regulatory filings.

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Audit-Related Fees

Audit-related fees relate to professional services rendered by KPMG primarily for an agreed upon procedures report and issuance of a consent in connection with the filing of a registration statement.

Tax Fees

Tax fees relate to professional services rendered by KPMG for permissible tax compliance, tax advice and tax planning services.

All Other Fees

This category of fees covers all fees for any permissible service not included in the above categories.

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services provided by KPMG. These services may include domestic and international audit services, audit-related services, tax services and other services. At the beginning of each fiscal year, the Audit Committee pre-approves aggregate fee limits for specific types of permissible services (e.g., domestic and international tax compliance and tax planning services; transfer pricing services, audit-related services and other permissible services) to allow management to engage KPMG expeditiously as needed as projects arise. At each regular quarterly meeting, KPMG and management report to the Audit Committee regarding the services for which the Company has engaged KPMG in the immediately preceding fiscal quarter in accordance with the pre-approved limits, and the related fees for such services as well as year-to-date cumulative fees for KPMG services. Pre-approved limits may be adjusted as necessary during the year, and the Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided by KPMG in 2016 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

Pursuant to its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has reviewed and discussed with management and with KPMG Gartner’s audited consolidated financial statements for the year ended December 31, 2016. The Audit Committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee has received the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG that firm’s independence.

Based on the review and discussions noted above, as well as discussions regarding Gartner’s internal control over financial reporting and discussions with Gartner’s Internal Audit function, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2016 be included in Gartner’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Richard J. Bressler

Karen E. Dykstra

James C. Smith

April 11, 2017

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR ratification of the appointment of
KPMG LLP as the Company’s independent auditor for fiscal 2017.

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MISCELLANEOUS

Stockholder Communications

Stockholders and other interested parties may communicate with any of our directors by writing to them c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. 10212, Stamford, CT 06904-2212. All communications other than those which on their face are suspicious, inappropriate or illegible will be delivered to the director to whom they are addressed.

Available Information

Our website address is www.gartner.com. The investor relations section of our website is located at www.investor.gartner.com and contains, under the “Corporate Governance” link, current electronic printable copies of our:

➢	CEO & CFO Code of Ethics which applies to our Chief Executive Officer, Chief Financial Officer, controller and other financial managers
➢	Global Code of Conduct, which applies to all Gartner officers, directors and employees
➢	Board Principles and Practices, the corporate governance principles that have been adopted by our Board
➢	Audit Committee Charter
➢	Compensation Committee Charter
➢	Governance/Nominating Committee Charter

This information is also available in print to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904 - 2212.

Process for Submission of Stockholder Proposals for our 2018 Annual Meeting

The Company has adopted advance notice requirements related to stockholder business, including director nominations. These requirements are contained in our Bylaws, which can be found at www.investor.gartner.com, under the “Corporate Governance” link, and are summarized below. This summary is qualified by reference to the full Bylaw provision.

If you are a stockholder of record and you want to make a proposal for consideration at the 2018 Annual Meeting without having it included in our proxy materials, we must receive your written notice not less than 90 days prior to the 2018 Annual Meeting; provided, however, that if we fail to give at least 100 days prior notice of this meeting, then we must receive your written notice not more than 10 days after the date on which notice of the 2018 Annual Meeting is mailed.

A stockholder’s notice must set forth certain required information including: (i) a brief description of the business to be brought before the meeting and the reasons therefore; (ii) the name and address of the proposing stockholder and certain associated persons; (iii) the number of shares of Common Stock held by such stockholder and associated persons; (iv) a description of any hedging transactions entered into by such stockholder and persons; (v) any material interest of such stockholder and associated persons in the business to be conducted; and (vi) a statement as to whether a proxy statement and form of proxy will be delivered to other stockholders. In addition, certain information in the notice must be supplemented as of the record date for the meeting. If the stockholder business involves director nominations, the stockholder’s notice must also contain detailed information concerning the nominee, including name, age, principal occupation, interests in Common Stock, any other information regarding the nominee that would be required to be included in a proxy statement under the rules of the SEC had the proposal been made by management, and an acknowledgment by the nominee of the fiduciary duties owed by a director to a corporation and its stockholders under Delaware law. If you do not comply with all of the provisions of our advance notice requirements, then your proposal may not be brought before the 2018 Annual Meeting. All stockholder notices should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212.

Additionally, if you want to make a proposal for consideration at next year’s Annual Meeting and have it included in our proxy materials for that meeting, we must receive your proposal by December 12, 2017, and it must comply with all other provisions of the Company’s advance notice requirements as well as the requirements of Exchange Act Rule 14a-8.

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Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 10-K”) has been filed with the Securities and Exchange Commission and is available at www.sec.gov. You may also obtain a copy at www.investor.gartner.com. A copy of the 2016 10-K is also contained in our 2016 Annual Report to Stockholders, which accompanies this Proxy Statement. A copy of the 2016 10-K will be mailed to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904—2212.

By Order of the Board of Directors

Daniel S. Peale

Corporate Secretary

Stamford, Connecticut

April 11, 2017

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APPENDIX A

AMENDED AND RESTATED EXECUTIVE PERFORMANCE BONUS PLAN

-i-

TABLE OF CONTENTS
(continued)

-ii-

GARTNER, INC.

EXECUTIVE PERFORMANCE BONUS PLAN

SECTION 1
BACKGROUND, PURPOSE AND DURATION

1.1       Effective Date. Gartner, Inc., having established the Plan effective as of January 1, 2008, hereby amends and restates the Plan effective as of January 1, 2018. The amended and restated Plan is subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2017 Annual Meeting of Stockholders of the Company.

1.2       Purpose of the Plan. The Plan is intended to increase stockholder value and the success of the Company by motivating Participants (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing Participants with the opportunity to earn incentive awards for the achievement of goals relating to the performance of the Company. The Plan is intended to permit the payment of bonuses that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1       “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

2.2       “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3       “Base Salary” means as to any Performance Period, the Participant’s earned salary during the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans and Affiliate-sponsored plans.

2.4       “Board” means the Board of Directors of the Company.

2.5       “Cash Flow” means as to any Performance Period, cash generated from operating activities, free cash flow or total cash flow, in the discretion, may and include cash flow return on investment (calculated by dividing any of the foregoing measures of Cash Flow by total capital).

2.6       “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7       “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

2.8       “Company” means Gartner, Inc., a Delaware corporation, or any successor thereto.

2.9       “Contract Value” means as to any Performance Period, the value attributable to all subscription-related research products that recognize revenue on a ratable basis. Contract value is calculated as the annualized value of all subscription research contracts in effect at a specific point in time, without regard to the duration of the contract.

2.10     “Customer Efficiency” means as to any Performance Period, one or more objective and quantifiable performance measurements interaction with customers and other third-party entities (for example, but not by way of limitation, client retention, wallet retention, utilization rates, sales performance, billable headcount and user retention, each as defined by the Committee).

2.11     “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code.

2.12     “Disability” means a permanent disability in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.13     “Earnings Per Share” means as to any Performance Period, the Company’s after-tax Profit, divided by a weighted average number of common shares outstanding and/or dilutive common equivalent shares deemed outstanding.

2.14     “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.15     “Financial Efficiency” means as to any Performance Period, the percentage equal to Profit (or Revenue) for the Performance Period, divided by a financial metric determined by the Committee (for example, but not by way of limitation, stockholders’ equity or Revenue). Financial Efficiency shall include, but not be limited to, return on stockholders’ equity, return on capital, return on assets, return on investment, economic value added and any measure of internal rate of return, each as defined by the Committee.

2.16     “Fiscal Year” means the fiscal year of the Company.

2.17     “Maximum Award” means as to any Participant for any Performance Period, $5 million.

2.18     “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.19     “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.20     “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Flow, (b) Contract Value, (c) Customer Efficiency, (d) Profit, (e) Revenue, (f) SG&A and (g) Total Stockholder Return. Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from award to award. Any Performance Goal used may be measured (1) in absolute terms, (2) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (3) in relative terms (including, but not limited to, as compared to results for other periods of time, against other objective metrics, and/or against another company, companies or an index or indices), (4) with respect to equity, assets or human resources of the Company, (including, for example, on a per-share or per-capita basis), (5) against the performance of the Company as a whole or a specific business unit(s) (including acquired business units), business segment(s) or product(s) of the Company, (6) on a pre-tax or after-tax basis and/or (7) on a GAAP (generally accepted accounting principles) or non-GAAP basis. For example, but not by way of limitation, the Committee could determine that bonuses will be earned for a Performance Period for the achievement of goals for Profit calculated before interest, taxes, depreciation and amortization (in other words, EBITDA). As another example, the Committee could determine that bonuses will be earned for a Performance Period for the achievement of goals for Profit divided by the number of shares of Company common stock that are outstanding (in other words, earnings per share or EPS). Prior to the Determination Date, the Committee, in its discretion, will determine whether any significant element(s) or item(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers, acquisitions and/or dispositions, litigation, restructuring or reorganization programs, and/or changes in tax or other laws). As determined in the discretion of the Committee prior to the Determination Date, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles, or as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of results.

2.21     “Performance Period” means a Fiscal Year.

2.22     “Plan” means the Gartner, Inc. Executive Performance Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

2.23     “Profit” means as to any Performance Period, a measurement of net income as determined by the Committee.

2.24     “Retirement” means with respect to any Participant, a Termination of Employment occurring in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.25     “Revenue” means as to any Performance Period, net revenues generated or to be generated (backlog) from third parties.

2.26     “SG&A” means as to any Performance Period, any and all selling, general and/or administrative expenses as reported in a statement of income for the period, or any and all selling, general and/or administrative expenses of the Company or any Affiliate(s) expressed as a percentage of Revenue or Profit.

2.27     “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, a specific dollar amount or a result of a formula or formulas, as determined by the Committee in accordance with Section 3.3.

2.28     “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

2.29     “Total Stockholder Return” means as to any Performance Period, the total return (change in share price plus, as determined by the Committee, reinvestment of any dividends) of a share of the Company’s common stock.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1       Selection of Participants. The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. The Committee, in its sole discretion, also may designate as Participants one or more individuals (by name or position) who are expected to become Employees during a Performance Period. Participation in the Plan is in the sole discretion of the Committee, and shall be determined on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2       Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3       Determination of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4       Determination of Payout Formula or Formulae. The Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved at the predetermined level, and (d) provide for the payment of an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed the Maximum Award.

3.5       Date for Determinations. The Committee shall make all determinations under Sections 3.1 through 3.4 on or before the Determination Date.

3.6       Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing (for example, in its meeting minutes) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded, as determined by the Committee. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified in writing by the Committee, subject to the following. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce (but not increase) the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine whether or not any Participant will receive an Actual Award in the event the Participant incurs a Termination of Employment prior to the date the Actual Award is to be paid pursuant Section 4.2 below.

SECTION 4
PAYMENT OF AWARDS

4.1       Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2       Timing of Payment. Subject to Section 3.6, payment of each Actual Award shall be made as soon as administratively practicable, but in no event later than two and one-half months after the end of the applicable Performance Period. Notwithstanding the preceding, if it is impossible or infeasible for the Committee to certify the results for a Performance Period under Section 3.6 before the standard payment deadline described in the preceding sentence (for example, but not by way of limitation, due to the unavailability of financial information), the payment deadline shall be extended until thirty (30) days after certification, subject to the following: (a) the Company and the Committee must have used their good faith reasonable efforts to cause certification to occur before the standard payment deadline, (b) the Committee must certify the results as soon as administratively practicable, and (c) notwithstanding any contrary provision of the

Plan, payment will be made only to Participants who do not incur a Termination of Employment before the date on which the Actual Award is paid.

4.3       Form of Payment. Each Actual Award shall be paid in cash (or its equivalent) in a single lump sum.

4.4       Termination of Employment. If a Participant incurs a Termination of Employment for any reason prior to the end of the Performance Period, such Participant shall not be entitled to an Award. If a Participant incurs a Termination of Employment due to death, disability or an involuntary termination prior to the payment of an Actual Award (determined under Section 3.6) that was scheduled to be paid to him or her prior to such Termination of Employment for a prior Performance Period, the Award shall be paid to the Participant or, if applicable, to his or her designated beneficiary or, if no beneficiary has been designated, to his or her estate.

4.5       Forfeiture or Claw-back of Actual Awards. Notwithstanding any contrary provision of the Plan, the Committee (or the Board), in its sole discretion, may require a Participant to forfeit, return or reimburse the Company all or any portion of his or her Actual Award, to the extent required by applicable law or provided under any claw-back policy adopted by the Company on account of any event of fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, or violation of law or material Company policies. Any such policy generally shall be intended to apply substantially equally to all officers of the Company, except as the Committee (or the Board or a committee of the Board, as determined by the Board), in its discretion, determines is reasonably necessary or appropriate to comply with applicable laws.

SECTION 5
ADMINISTRATION

5.1       Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the Effective Date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

5.2       Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.3       Decisions Binding. All interpretations, determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4       Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only to the extent that the delegation would not be expected to jeopardize the qualification of an Actual Award as performance-based compensation under Code Section 162(m).

SECTION 6
GENERAL PROVISIONS

6.1       Tax Withholding. The Company or an Affiliate, as determined by the Committee, shall withhold all applicable taxes and any other required amounts from any payment, including (but not limited to) any federal, Federal Insurance Contributions Act (FICA), state, and local taxes.

6.2       No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during or after a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3       Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award. Participation in this Plan shall not give any Employee the right to participate in any other benefit, stock or deferred compensation plan of the Company or any Affiliate.

6.4       Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s

Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5       Successors. All obligations of the Company and any Affiliate under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company and/or such Affiliate, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company or such Affiliate.

6.6       Beneficiary Designations.

a.     Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any Actual Award payable to the Participant at the time of his or her death. Notwithstanding any contrary provision of this Section 6.6 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

b.     Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

c.     Failed Designation. If the Committee does not make this Section 6.6 operative or if Participant dies without having effectively designated a Beneficiary, the Participant’s Account shall be payable to the general beneficiary shown on the records of the Employer. If no Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her estate.

6.7       Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.8       Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be made into the Gartner, Inc. Deferred Compensation Plan (or such other similar nonqualified deferred compensation plan in effect at the time) and subject to such rules and procedures as shall be determined by the Committee in its sole discretion. Unless otherwise expressly determined by the Committee, the rules and procedures for any deferral elections and deferrals shall be designed to comply with Section 409A of the Code.

6.9       Section 409A. Except to the limited extent provided under Section 6.8, it is intended that all bonuses payable under this Plan will be exempt from the requirements of Section 409A pursuant to the “short-term deferral” exemption or, in the alternative, will comply with the requirements of Section 409A so that none of the payments and benefits to be provided under this Plan will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein shall be interpreted to so comply or be exempt. Each payment and benefit payable under this Plan is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company may, in good faith and without the consent of any Participant, make any amendments to this Plan and take such reasonable actions which it deems necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to the Participant. However, unless explicitly determined otherwise in writing by the Committee, in no event will the Company or any Affiliate pay or reimburse any Participant for any taxes or other costs that may be imposed on the Participant as a result of Section 409A or any other section of the Code or other tax rule or regulation.

SECTION 7
AMENDMENT, TERMINATION AND DURATION

7.1       Amendment, Suspension or Termination. The Board or the Committee, each in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2       Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board or the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8
LEGAL CONSTRUCTION

8.1       Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2       Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3       Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4       Bonus Plan. The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation section 2510.3-2(c) and shall be construed and administered by the Company in accordance with such intention.

8.5       Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of Connecticut, but without regard to its conflict of law provisions.

8.6       Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, Gartner, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

GARTNER, INC.

Dated: January 31, 2017	By:	/s/ Craig Safian
Name: Craig Safian
Title: SVP, CFO
11

GARTNER, INC.
ATTN: INVESTOR RELATIONS
56 TOP GALLANT ROAD
SAMFORD, CT 06904-2212

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposal 1.

1.	Election of Directors To be elected for terms expiring in 2018:

Nominees

		For	Against	Abstain

1a.	Michael J. Bingle	o	o	o

1b.	Peter E. Bisson	o	o	o

1c.	Richard J. Bressler	o	o	o

1d.	Raul E. Cesan	o	o	o

1e.	Karen E. Dykstra	o	o	o

1f.	Anne Sutherland Fuchs	o	o	o

1g.	William O. Grabe	o	o	o

1h.	Eugene A. Hall	o	o	o

1i.	Stephen G. Pagliuca	o	o	o

1j.	James C. Smith	o	o	o

The Board of Directors recommends you vote FOR proposal 2.		For	Against	Abstain

2.	Advisory approval of the Company’s executive compensation.	o	o	o

The Board of Directors recommends you vote 1 YEAR on proposal 3.		1 year	2 years	3 years

3.	Advisory vote on the frequency of advisory votes on executive compensation.	o	o	o

The Board of Directors recommends you vote FOR proposals 4 and 5.		For	Against	Abstain

4.	Approval of Amended and Restated Executive Performance Bonus Plan.	o	o	o

5.	Ratify the appointment of KPMG LLP as the Company’s independent auditor for fiscal 2017.	o	o	o

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign as name appear hereon. Joint owners Should sign. when signing as attorney, executor, administrator, trustee or guardian, Please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS
OF GARTNER, INC.

The undersigned hereby appoints Eugene A. Hall, Craig W. Safian and Daniel S. Peale and each of them, with the power to act without the other and with power of substituion, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote as provided on the other side, all the shares of Gartner, Inc. Common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Gartner, Inc. to be held June 1, 2017, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINESS UNDER PROPOSAL 1, FOR PROPOSAL 2, PROPOSAL 4 AND PROPOSAL 5, FOR ONE YEAR ON PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)